 Filed Pursuant to Rule 424(b)(5)
 File No. 333-271788
PROSPECTUS SUPPLEMENT
(To prospectus dated May 9, 2023)
Wintrust Financial Corporation
17,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of
7.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F

We are offering to sell 17,000,000 depositary shares, each representing a 1/1,000th ownership interest in a share of 7.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F, with a liquidation preference of $25,000 per share (equivalent to $25.00 per depositary share) of Wintrust Financial Corporation, which we refer to as the Preferred Stock. The depositary shares are represented by depositary receipts. As a holder of depositary shares, you will be entitled to all proportional rights and preferences of the Preferred Stock (including dividend, voting, redemption and liquidation rights). You must exercise such rights through the depositary.
We will pay dividends on the Preferred Stock when, as and if declared by our board of directors (the “Board”) or a duly authorized committee of the Board and to the extent that we have lawfully available funds to pay dividends. Dividends will accrue on the liquidation preference of the Preferred Stock (i) from and including the original issuance date to, but excluding, July 15, 2030, at a fixed rate equal to 7.875% per annum, and (ii) from and including July 15, 2030, during each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 3.878%. Dividends will be payable in arrears on January 15, April 15, July 15 and October 15 of each year, beginning on October 15, 2025.
Dividends on the Preferred Stock will not be cumulative. If for any reason our Board or a duly authorized committee of the Board does not declare a dividend on the Preferred Stock in respect of a dividend period (as defined herein), then no dividend will be deemed to have accrued for such dividend period or be payable, and we will have no obligation to pay any dividend for such dividend period to the holder of the Preferred Stock, including the depositary, and no related distribution will be made on the depositary shares, whether or not our Board or a duly authorized committee of the Board declares a dividend on the Preferred Stock for any future dividend period. Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines.
We may, at our option, redeem the Preferred Stock, (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2030, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined herein), in each case, at a redemption price equal to $25,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. If we redeem the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. Neither the holders of the Preferred Stock nor holders of depositary shares will have the right to require redemption or repurchase of the Preferred Stock. The Preferred Stock will not have any voting rights, except as set forth under “Description of Preferred Stock — Voting Rights” on page S-25. A holder of depositary shares will be entitled to direct the depositary to vote in such circumstances. See “Description of Depositary Shares — Voting the Preferred Stock” on page S-30.
Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on The NASDAQ Global Select Market under the symbol “WTFCN.” If the application is approved, we expect trading of the depositary shares on The NASDAQ Global Select Market to begin within the 30-day period after the initial delivery of the depositary shares.
	Per depositary share	Total
Public offering price(1)	$25.0000	$425,000,000
Underwriting discounts(2)	$0.5405	$9,187,700
Proceeds, before expenses, to us	$24.4595	$415,812,300

(1)
Plus accrued dividends, if any, from May 22, 2025 to the original issuance date.

(2)
Reflects 14,608,000 depository shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.5000 per depository share, and 2,392,000 depository shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per depository share.

Investing in the depositary shares involves risks. See “Risk Factors” beginning on page S-10 and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of certain risks that you should consider in connection with an investment in the depositary shares.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.
The depositary shares are not savings accounts, deposits or other obligations of any of our bank or non-bank subsidiaries and are not insured or guaranteed by the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System or any other government agency.
The underwriters expect to deliver the depositary shares in book-entry form only, through the facilities of The Depository Trust Company (“DTC”) for the accounts of its participants, including Euroclear Bank SA/NV, as operator of the Euroclear System (“Euroclear”) and Clearstream Banking S.A. (“Clearstream”), on or about May 22, 2025, which is the tenth business day after the date hereof.

Sole Book-Running Manager
RBC Capital Markets
Co-Managers
Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	US Bancorp

The date of this prospectus supplement is May 8, 2025.

Prospectus Supplement
Prospectus

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ABOUT THIS PROSPECTUS SUPPLEMENT
Unless the context indicates otherwise, the terms “Wintrust,” “the Company,” “we,” “our” and “us” in this prospectus supplement and the accompanying prospectus refer to Wintrust Financial Corporation and its subsidiaries. References to a particular year mean our fiscal year commencing on January 1 and ending on December 31 of that year.
This prospectus supplement and the accompanying prospectus incorporate by reference important business and financial information about us that is not included in or delivered with this document. This information, other than exhibits to documents that are not specifically incorporated by reference into this prospectus supplement or the accompanying prospectus, is available to you without charge upon written or oral request to Wintrust at the address or telephone number indicated in the section entitled “Where You Can Find More Information” in this prospectus supplement.
This document contains two parts. The first part is this prospectus supplement, which contains specific information about us and the terms on which we are selling the depositary shares and adds to and updates information contained in the accompanying prospectus and the documents incorporated by reference herein and therein. The second part is the accompanying prospectus dated May 9, 2023, which contains and incorporates by reference a more general description of the securities we may offer from time to time, some of which does not apply to the depositary shares we are offering, and important business and financial information about us. If the information contained in this prospectus supplement differs or varies from the information contained in the accompanying prospectus, you should rely on the information set forth in this prospectus supplement.
Before you invest in the depositary shares, you should carefully read the registration statement (including the exhibits thereto) of which this prospectus supplement and the accompanying prospectus form a part, this prospectus supplement, the accompanying prospectus and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus. The incorporated documents are described under “Where You Can Find More Information.”
You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus or in any free writing prospectus used in connection with this offering. We have not, and the underwriters have not, authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell the depositary shares in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this prospectus supplement provided or approved by us and the documents incorporated by reference in either this prospectus supplement or the accompanying prospectus is accurate only as of the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

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WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, which we refer to as the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus supplement or the accompanying prospectus, none of the other information on our website is part of this prospectus supplement or the accompanying prospectus.
The SEC allows us to “incorporate by reference” into this prospectus supplement and the accompanying prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus supplement and the accompanying prospectus, and information that we file later with the SEC will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated or indicate in the future as being “furnished” shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus supplement and the accompanying prospectus, regardless of when furnished to the SEC. Accordingly, we incorporate by reference the specific documents listed below and any future filings that we make with the SEC (file number 001-35077) after the date hereof under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, which will be deemed to be incorporated by reference into, and to be a part of, this prospectus supplement and the accompanying prospectus from the date we subsequently file such reports and documents until the termination of this offering, except that any interactive data in eXtensible Business Reporting Language shall not be deemed incorporated by reference herein and that any such reports or portions thereof which are furnished under Item 2.02 or Item 7.01 of any Current Reports on Form 8-K (including financial statements or exhibits relating thereto furnished pursuant to Item 9.01) and not filed shall not be deemed incorporated by reference herein:
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our Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 28, 2025;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 filed with the SEC on May 5, 2025; and

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those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 3, 2025 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2024.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847) 939-9000
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus supplement and the accompanying prospectus is delivered a copy of any or all of the information that

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has been incorporated by reference in this prospectus supplement and the accompanying prospectus but not delivered with this prospectus supplement and the accompanying prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to us at the address or telephone number above.
You should rely only on the information incorporated by reference or provided in this prospectus supplement or the accompanying prospectus. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. This document may only be used where it is lawful to sell these securities. We are not making any offer of these securities in any state where the offer is not permitted.

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SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus supplement, the accompanying prospectus, the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement or the accompanying prospectus and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict. Accordingly, any such statements are qualified in their entirety by reference to the risk factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2024, as well as other risks and uncertainties set forth from time to time in our other filings with the SEC and those set forth below.
We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on the Company’s financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors, including the following:
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economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect our liquidity and the performance of our loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which we operate;

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negative effects suffered by us or our customers resulting from changes in U.S. or international trade policies;

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the extent of defaults and losses on our loan portfolio, which may require further increases in our allowance for credit losses;

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estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;

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the financial success and economic viability of the borrowers of our commercial loans;

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commercial real estate market conditions in the Chicago metropolitan area, southern Wisconsin and west Michigan;

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the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in our allowance for credit losses;

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inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

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changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, our liquidity and the value of our assets and liabilities;

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the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect our net interest income and net interest margin, and which could materially adversely affect our profitability;

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competitive pressures in the financial services business which may affect the pricing of our loan and deposit products as well as our services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

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failure to identify and complete favorable acquisitions in the future or unexpected losses, difficulties or developments related to our recent or future acquisitions;

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unexpected difficulties and losses related to Federal Deposit Insurance Corporation (“FDIC”)-assisted acquisitions;

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harm to our reputation;

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any negative perception of our financial strength;

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our ability to raise additional capital on acceptable terms when needed;

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disruption in capital markets, which may lower fair values for our investment portfolio;

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our ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

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failure or breaches of our security systems or infrastructure, or those of third parties;

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security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;

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adverse effects on our information technology systems, or those of third parties, resulting from failures, human error or cyberattacks (including ransomware);

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adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

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increased costs as a result of protecting our customers from the impact of stolen debit card information;

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accuracy and completeness of information we receive about customers and counterparties to make credit decisions;

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our ability to attract and retain senior management experienced in the banking and financial services industries, and our ability to effectively manage the transition of the chief executive officer role;

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environmental liability risk associated with lending activities;

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the impact of any claims or legal actions to which we are subject, including any effect on our reputation;

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losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

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the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

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the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;

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the expenses and delayed returns inherent in opening new branches and de novo banks;

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liabilities, potential customer loss or reputational harm related to closings of existing branches;

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examinations and challenges by tax authorities, and any unanticipated impact of the Tax Cuts and Jobs Act;

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changes in accounting standards, rules and interpretations, and the impact on our financial statements;

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our ability to receive dividends from our subsidiaries;

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a decrease in our capital ratios, including as a result of declines in the value of our loan portfolios, or otherwise;

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legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

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changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;

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a lowering of our credit rating;

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changes in U.S. monetary policy and changes to the balance sheet of the Federal Reserve System (the “Federal Reserve”), including changes in response to persistent inflation or otherwise;

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regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;

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increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

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the impact of heightened capital requirements;

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increases in our FDIC insurance premiums, or the collection of special assessments by the FDIC;

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delinquencies or fraud with respect to our premium finance business;

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credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing our premium finance loans;

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our ability to comply with covenants under our credit facility;

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fluctuations in the stock market, which may have an adverse impact on our wealth management business and brokerage operation; and

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widespread outages of operational, communication or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change.

There can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking statements or reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You are advised, however, to consult further disclosures management makes on related subjects in Wintrust’s reports filed with the SEC.

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SUMMARY
This summary highlights selected information from this prospectus supplement and does not contain all of the information that you should consider in making your investment decision. You should read this summary together with the more detailed information appearing elsewhere in this prospectus supplement as well as the information in the accompanying prospectus and in the documents incorporated by reference or deemed incorporated by reference into this prospectus supplement and the accompanying prospectus. You should carefully consider, among other things, the matters discussed in the sections titled “Risk Factors” in this prospectus supplement and in our Annual Report on Form 10-K for the year ended December 31, 2024. In addition, certain statements include forward-looking information that involves risks and uncertainties. See “Special Note Concerning Forward-Looking Statements” in this prospectus supplement.
Wintrust Financial Corporation
Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois, with total assets of approximately $65.9 billion as of March 31, 2025. We provide community-oriented, personal and commercial banking services to customers generally located in the Chicago metropolitan area, southern Wisconsin, northwest Indiana and west Michigan (“our market area”) through our sixteen wholly-owned-banking subsidiaries (collectively, the “banks”), as well as the origination of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A. In addition, we provide specialty finance services, including financing for the payment of property and casualty insurance premiums and life insurance premiums on a national basis through FIRST Insurance Funding, a division of our wholly-owned subsidiary Lake Forest Bank & Trust Company, N.A. (“Lake Forest Bank”), and Wintrust Life Finance, a division of Lake Forest Bank, and in Canada through our premium finance company, First Insurance Funding of Canada Inc., an indirect subsidiary of Lake Forest Bank, lease financing and other direct leasing opportunities through our wholly-owned subsidiary, Wintrust Asset Finance, Inc., and short-term accounts receivable financing and outsourced administrative services through our wholly-owned subsidiary, Tricom, Inc. of Milwaukee. Further, we provide a full range of wealth management services primarily to customers in our market area through four separate subsidiaries, Wintrust Private Trust Company, N.A. (formerly known as The Chicago Trust Company, N.A.), Wintrust Investments, LLC, Great Lakes Advisors, LLC and Chicago Deferred Exchange Company, LLC.
Our common stock is traded on The NASDAQ Global Select Market under the ticker symbol “WTFC.” Wintrust’s principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, and its telephone number is (847) 939-9000.

Summary of the Offering
The following summary highlights selected information from this prospectus supplement and the accompanying prospectus about the depositary shares and this offering. This description is not complete and does not contain all of the information that you should consider before investing in the depositary shares. You should read this prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference or deemed to be incorporated by reference herein and therein, carefully before making a decision about whether to invest in the depositary shares. You should pay special attention to the “Risk Factors” section beginning on page S-10 of this prospectus supplement and the “Risk Factors” section in our Annual Report on Form 10-K for the year ended December 31, 2024, as such discussion may be further amended or updated in subsequent reports filed by us with the SEC, to determine whether an investment in the depositary shares is appropriate for you. This prospectus supplement includes forward-looking statements that involve risks and uncertainties. For a more complete understanding of the depositary shares, you should read the section entitled “Description of Depositary Shares” beginning on page S-29 of this prospectus supplement as well as the section entitled “Description of Capital Stock — Depositary Shares” beginning on page 16 of the accompanying prospectus. To the extent the information in this prospectus supplement is inconsistent with the information in the accompanying prospectus, you should rely on the information in this prospectus supplement. As used in this “— Summary of the Offering” section, the terms “Wintrust,” “we,” “us,” or “our” refer to Wintrust Financial Corporation and not any of its subsidiaries.
Issuer
Wintrust Financial Corporation
Securities Offered
17,000,000 depositary shares each representing a 1/1,000th ownership interest in a share of 7.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F, no par value (the “Preferred Stock”), with a liquidation preference of $25,000 per share of Preferred Stock (equivalent to $25.00 per depositary share). Each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, voting, redemption and liquidation rights).
We may in the future from time to time, without notice to or consent of the holders of the Preferred Stock or the holders of the depositary shares, issue additional shares of the Preferred Stock; provided, that such additional shares are fungible for U.S. federal income tax purposes with the shares of Preferred Stock and related depositary shares offered hereby. The additional shares of Preferred Stock would form a single series with the Preferred Stock offered hereby. In the event we issue additional shares of Preferred Stock, we will issue a corresponding number of additional depositary shares.
Dividends
We will pay dividends based on the liquidation preference of the Preferred Stock, when, as and if declared by our Board or a duly authorized committee of the Board and to the extent that we have lawfully available funds to pay dividends. Dividends will accrue and be payable quarterly, in arrears, (i) from and including the original issuance date to, but excluding, July 15, 2030 (the “First Reset Date”), at a fixed rate equal to 7.875% per annum, and (ii) from and including the reset date with respect to each reset period, at a rate per annum equal to the five-year treasury rate as of the most recent reset dividend determination date (as described elsewhere in this prospectus supplement) plus 3.878%.
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
The amount of any dividend will be computed in the manner described under “Description of Preferred Stock — Dividends” on page S-20. See also “— Dividend Payment Dates” below.
Dividends on the Preferred Stock will not be cumulative. If our Board or a duly authorized committee of the Board does not declare a dividend on the Preferred Stock in respect of a dividend period (as defined herein), then no dividend shall be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend for that dividend period to the holders of the Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our Board or a duly authorized committee of our Board declares a dividend on the Preferred Stock for any future dividend period.
Any dividends paid will be distributed to holders of depositary shares in the manner described under “Description of Depositary Shares — Dividends and Other Distributions” beginning on page S-29.
Dividend Payment Dates
Dividends on the Preferred Stock will be payable when, as and if declared by our Board or a duly authorized committee of our Board, quarterly, in arrears, on January 15, April 15, July 15 and October 15 of each year (each, a “dividend payment date”), beginning on October 15, 2025. Each period from and including a dividend payment date (or, in the case of the initial dividend period only, the date of the issuance of the Preferred Stock) to, but excluding, the following dividend payment date is referred to as a “dividend period.”

If any date on which dividends would otherwise be payable is not a business day (as defined in the “Description of Preferred Stock — Dividends”), then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock will be paid on the next business day without any adjustment to the amount of dividends paid.
Dividend Stopper
While the Preferred Stock is outstanding, unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside:
•
no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock, other than:

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a dividend payable solely in junior stock, or

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any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan;

•
no shares of junior stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), other than:

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as a result of a reclassification of junior stock for or into other junior stock;

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the exchange or conversion of one share of junior stock for or into another share of junior stock;

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through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock;

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purchases, redemptions or other acquisitions of shares of the junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants;

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purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

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the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged;

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purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making;

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stabilization or customer facilitation transactions in junior stock in the ordinary course of business;

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purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or

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the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians; and

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no shares of parity stock shall be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (nor shall any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), during a dividend period, other than:

•
pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any;

•
as a result of a reclassification of parity stock for or into other parity stock;

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the exchange or conversion of parity stock for or into other parity stock or junior stock;

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through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock;

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purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan;

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the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged;

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purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business;

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purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary; or

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the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians.

Subject to the immediately succeeding sentence, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity stock for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity stock but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity stock bear to each other.
Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines. See “Description of Preferred Stock — Dividends” beginning on page S-20.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, the holder of the Preferred Stock will be entitled to receive a liquidating distribution of $25,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made pro rata as to the Preferred Stock and any other parity stock and only to the extent of our assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to the Preferred Stock and any other parity stock.
No Maturity
The Preferred Stock does not have any maturity date and will be perpetual unless redeemed at our option. Accordingly, the Preferred Stock and, in turn, the depositary shares will remain outstanding indefinitely, unless and until we decide to redeem them and receive prior approval of the Federal Reserve if required to do so.
Redemption
We may, at our option, redeem the Preferred Stock, (i) in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event” (as defined herein), in each case, at a redemption price equal to $25,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. If we redeem shares of the Preferred Stock, the depositary will redeem a proportionate number of depositary shares. See “Description of Depositary Shares — Redemption of Depository Shares” beginning on page S-29.
Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Board of Directors of the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.
Neither the holder of the Preferred Stock nor holders of depositary shares will have the right to require redemption or repurchase of the Preferred Stock. The Preferred Stock is not subject to any mandatory redemption, sinking fund or other similar provisions. See “Description of Preferred Stock — Redemption” beginning on page S-23.
Ranking
The Preferred Stock will rank senior to our common stock and each other class or series of capital stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights upon liquidation, dissolution or winding-up of Wintrust (collectively, the “junior stock”). The Preferred Stock will rank on a parity with our existing Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, no par value, which we refer to as the Series D preferred stock, our existing 6.875% Fixed Rate Reset Non-Cumulative

Perpetual Preferred Stock, Series E, no par value, which we refer to as the Series E preferred stock, and each other class or series of capital stock we may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust (collectively, the “parity stock”) (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any). See “Description of Preferred Stock — General” on page S-19.
Voting Rights
None, except with respect to authorizing or increasing the authorized amount of senior stock (as defined herein), certain changes in the terms of the Preferred Stock, certain dividend non-payments and except as specifically required by Illinois law or as may be required by the rules of The NASDAQ Stock Market. See “Description of Preferred Stock — Voting Rights” beginning on page S-25. A holder of depositary shares will be entitled to direct the depositary to vote in such circumstances. See “Description of Depositary Shares — Voting the Preferred Stock” on page S-30.
Preemptive and Conversion Rights
None.
Material U.S. Federal Income Tax Considerations
For a discussion of material United States federal income tax considerations of purchasing, owning and disposing of the depositary shares, see “Material U.S. Federal Income Tax Considerations.”
Listing
Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on The NASDAQ Global Select Market under the symbol “WTFCN.” If the application is approved, we expect trading of the depositary shares on The NASDAQ Global Select Market to begin within the 30-day period after the initial delivery of the depositary shares.
Use of Proceeds
We estimate that the net proceeds from this offering, after deducting the underwriting discounts and estimated offering expenses payable by us, will be approximately $414.7  million.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption of all or a portion of our outstanding shares of Series D preferred stock and/or Series E preferred stock and the corresponding depositary shares representing interests in the Series E preferred stock, subject to approval from the Federal Reserve. See “Use of Proceeds.”
Transfer Agent
Equiniti Trust Company, LLC will act as initial transfer agent for the Preferred Stock.

Registrar and Depositary
U.S. Bank Trust Company, National Association will act as registrar and depositary.
Calculation Agent
Wintrust Investments, LLC, our subsidiary, will be the calculation agent for the Preferred Stock.
Risk Factors
Please refer to the section entitled “Risk Factors” beginning on page S-10 and other information included or incorporated by reference in this prospectus supplement and the accompanying prospectus for a discussion of factors you should consider carefully before deciding to invest in the depositary shares.

RISK FACTORS
An investment in the depositary shares is subject to risks inherent to our business. Before making an investment decision, you should carefully consider the risks and uncertainties described below together with the risk factors and other information included in our Annual Report on Form 10-K for the year ended December 31, 2024, and in other documents that we subsequently file with the SEC, all of which are incorporated by reference into this prospectus supplement and the accompanying prospectus. Additional risks and uncertainties that management is not aware of or that management currently deems immaterial may also impair our business operations. See also the discussion under the heading “Special Note Concerning Forward-Looking Statements.” This prospectus supplement and the accompanying prospectus are qualified in their entirety by these risk factors. If any of these risks actually occurs, our financial condition and results of operations could be materially and adversely affected. If this were to happen, the value of the depositary shares could decline significantly, and you could lose all or part of your investment.
Risks Relating to the Preferred Stock and the Depositary Shares
You are making an investment decision with regard to the depositary shares as well as the Preferred Stock.
As described in this prospectus supplement, we are issuing fractional interests in shares of Preferred Stock in the form of depositary shares. Accordingly, the depositary will rely on the payments it receives on the Preferred Stock to fund all payments on the depositary shares. You should carefully review the information in this prospectus supplement and the accompanying prospectus regarding both of these securities.
The Preferred Stock and the depositary shares representing the Preferred Stock will be rated below investment grade; any reduction in our credit rating could increase the cost of our funding from the capital markets or negatively impact the trading price of the depositary shares.
A major credit rating agency evaluates Wintrust Financial Corporation and its banks, and its ratings are based on a number of factors, including our financial strength and conditions affecting the financial services industry generally. The Preferred Stock and the depositary shares representing the Preferred Stock will not be investment-grade rated, and there can be no assurance that such securities will be rated investment grade in the future or otherwise be upgraded. Further, the Preferred Stock will be subject to a higher risk of price volatility than similar, higher-rated securities. Increases in leverage or deteriorating outlooks for an issuer or volatile markets could lead to significant deterioration in market prices of below-investment grade rated securities, such as the Preferred Stock.
A rating is not a recommendation to purchase, sell or hold any particular security, including the Preferred Stock and the depositary shares representing the Preferred Stock. Ratings do not reflect market prices or suitability of a security for a particular investor and may not reflect all risks related to us, our business or the structure or market value of the Preferred Stock and the depositary shares representing the Preferred Stock. Ratings only reflect the views of the issuing rating agency or agencies, and such ratings could at any time be revised downward or withdrawn entirely at the discretion of the issuing rating agency. Any decrease in our credit ratings could limit our access to the capital markets or short-term funding or increase our financial costs and thereby adversely affect our financial condition and liquidity or negatively impact the trading price of the Preferred Stock and the depositary shares representing the Preferred Stock in any secondary market.
In addition, real or anticipated changes in the credit ratings assigned to the Preferred Stock and the depositary shares representing the Preferred Stock or our credit ratings generally will affect any trading market for, or trading value of, the Preferred Stock or the depositary shares representing the Preferred Stock. Accordingly, you should consult your own financial and legal advisors as to the risks entailed by an investment in the depositary shares and the suitability of investing in the depositary shares in light of your particular circumstances.
The Preferred Stock constitutes an equity security and will rank junior to all of our and our subsidiaries’ existing and future indebtedness.
Shares of the Preferred Stock are equity interests in Wintrust and do not constitute indebtedness. As such, shares of the Preferred Stock and the depositary shares representing the Preferred Stock will rank junior to all existing and future indebtedness and other non-equity claims on Wintrust with respect to assets available to satisfy claims on us. In the event of bankruptcy, liquidation or winding up, our assets will be available to pay obligations on the Preferred Stock and the depositary shares representing the Preferred Stock only after all of our liabilities have been paid.
The Preferred Stock and the depositary shares representing the Preferred Stock will effectively rank junior to all existing and future liabilities of our subsidiaries and the capital stock (other than common stock) of the subsidiaries held by entities or persons other than us or entities owned or controlled by us. Our right to participate in any distribution of the assets of our subsidiaries upon any liquidation, reorganization, receivership or conservatorship of any subsidiary (and thus the ability of the holder of the Preferred Stock and the holders of the depositary shares to benefit indirectly from such distribution) will rank junior to the prior claims of that subsidiary’s creditors and equity holders. In the event of bankruptcy, liquidation or winding-up, there may not be sufficient assets remaining, after paying our and our subsidiaries’ liabilities, to pay amounts due on any or all of the Preferred Stock and the depositary shares representing the Preferred Stock then outstanding.
As of March 31, 2025, our indebtedness and obligations, on an unconsolidated basis, totaled approximately $4.2 billion, including outstanding junior subordinated debentures totaling $253.6 million and outstanding subordinated notes totaling $298.4 million. Our senior credit facility consists of a $100.0 million revolving credit facility, none of which was drawn as of March 31, 2025, and a $200.0 million term loan facility. The maturity date for the revolving credit facility is December 5, 2025 and the maturity date for the term loan facility is December 12, 2027. We may also incur additional indebtedness in the future. The Preferred Stock and the depositary shares representing the Preferred Stock places no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions, subject only to the limited voting rights referred to below under “— The holder of the Preferred Stock, and therefore the holders of the depositary shares representing the Preferred Stock, will have limited voting rights.”
The Preferred Stock and the depositary shares representing the Preferred Stock may be junior in rights and preferences to our future preferred stock.
The Preferred Stock and the depositary shares representing the Preferred Stock will rank on parity with the Series D preferred stock, the Series E preferred stock and any other series of preferred stock that we may issue if the terms of such series provide that such preferred stock ranks equally with the Preferred Stock. Subject to approval by at least two-thirds of the outstanding shares of our preferred stock, voting separately as a single class, we may issue preferred stock in the future, the terms of which are expressly senior to the Preferred Stock. The terms of any such future preferred stock expressly senior to the Preferred Stock and the depositary shares representing the Preferred Stock may restrict dividend payments on the Preferred Stock and the depositary shares representing the Preferred Stock.
Our ability to pay dividends on, redeem or repurchase the Preferred Stock and the depositary shares representing the Preferred Stock may be limited by the terms of our other outstanding securities, including our other series of preferred stock and our junior subordinated debentures, and the terms of our debt instruments.
The payment of dividends is also subject to restrictions arising under the terms of our junior subordinated debentures underlying our trust preferred securities. Subject to certain exceptions, the terms of our outstanding junior subordinated debentures prohibit us from declaring or paying any dividends or distributions on our capital stock, including the Preferred Stock, and therefore the depositary shares representing the Preferred Stock, or redeeming, purchasing, acquiring, or making a liquidation payment on our capital stock, at any time when we have deferred payment of interest on those junior subordinated debentures or under certain other circumstances set forth in the indenture governing the junior subordinated debentures. Without notice to or consent from the holder of the Preferred Stock and the holders of the depositary shares representing the Preferred Stock, we may enter into other financing agreements that limit our ability to purchase or to pay cash dividends on our capital stock, including the Preferred Stock, and therefore the depositary shares representing the Preferred Stock. In addition, our ability to pay dividends on the Preferred Stock, and therefore the depositary shares representing the Preferred Stock, is also subject to compliance with certain financial covenants under our senior credit facility.
Our ability to pay dividends on the Preferred Stock, and therefore your ability to receive distributions on the depositary shares, depends upon the results of operations of our subsidiaries and may be limited by regulatory considerations.
We are a non-operating holding company, whose principal assets and source of income are our investments in our subsidiaries, including our banks. We rely primarily on dividends from these subsidiaries to provide funds for payment of dividends to our shareholders, to the extent declared by our Board. There are various federal and state law limitations on the extent to which our banking subsidiaries can declare and pay dividends to us, including minimum regulatory capital requirements, federal and state banking law requirements concerning the payment of dividends out of net profits or surplus and general regulatory oversight to prevent unsafe or unsound practices. See “Business —  Supervision and Regulation — Payment of Dividends and Share Repurchases” and “Risk Factors —  Risks Related to Financial Strength and Liquidity — We are a bank holding company, and our sources of funds, including to pay dividends, are limited” in our Annual Report on Form 10-K for the year ended December 31, 2024 for a discussion of regulatory and other restrictions on dividend declarations. Although we maintain cash positions for liquidity at the holding company level, if our banks or other of our subsidiaries were unable to supply us with cash over time, we could be unable to pay dividends to holders of our common stock, our preferred stock or the depositary shares.
Dividends on the Preferred Stock are non-cumulative and discretionary. If we do not declare dividends on the Preferred Stock, holders of the depositary shares will not be entitled to receive related distributions on their depositary shares.
Dividends on the Preferred Stock are non-cumulative and discretionary. Consequently, if our Board does not authorize and declare a dividend for any dividend period, the holder of the Preferred Stock, and therefore the holders of the depositary shares, will not be entitled to receive a dividend for such period, and such undeclared dividend will not accrue and be payable. We will have no obligation to pay dividends for such dividend period, whether or not dividends are authorized and declared for any subsequent dividend period with respect to the Preferred Stock. Our Board may determine that it would be in our best interests to pay less than the full amount of the stated dividends on the Preferred Stock or no dividend for any dividend period even if funds are available. Factors that would be considered by our Board in making this determination include our financial condition and capital needs, the impact of current and pending legislation and regulations, economic conditions, tax considerations and such other factors as our Board may deem relevant.
Unlike indebtedness, where principal and interest would customarily be payable on specified due dates, in the case of preferred stock like the Preferred Stock (1) dividends are payable only when, as and if authorized and declared by our Board or a duly authorized committee of the Board and (2) as an Illinois corporation, we are subject to restrictions on payments of dividends out of lawfully available funds.

Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable.
The Preferred Stock is a perpetual equity security. This means that the Preferred Stock has no maturity or mandatory redemption date and is not redeemable at the option of investors. By their terms, shares of the Preferred Stock may be redeemed by us, at our option, either (i) in whole or in part, at any time, on any dividend payment date on or after the First Reset Date, or (ii) in whole but not in part, at any time within 90 days following a “regulatory capital treatment event,” as described below under “Description of Preferred Stock — Redemption Following a Regulatory Capital Treatment Event.” Any decision we may make at any time to propose a redemption of the Preferred Stock will depend upon, among other things, our evaluation of our capital position, including for bank capital ratio purposes, the composition of our shareholders’ equity and general market conditions at that time.
In addition, our right to redeem the Preferred Stock is subject to limitations established by the Federal Reserve’s guidelines applicable to bank holding companies, and under current regulatory rules and regulations we would need regulatory approval to redeem the Preferred Stock. Our ability to redeem the Preferred Stock may also be limited by the terms of our agreements governing our existing and future indebtedness. We cannot guarantee that the Federal Reserve would approve any redemption of the Preferred Stock that we may propose.
Shares of the Preferred Stock may be redeemed at our option at any time, including prior to the First Reset Date, within 90 days following the occurrence of a regulatory capital treatment event.
Subject to the approval of the Federal Reserve, at our option, we may redeem shares of the Preferred Stock in whole, but not in part, prior to the First Reset Date within 90 days following the occurrence of a “regulatory capital treatment event,” such as a change or proposed change in law or regulation on or after the date hereof with respect to whether the Preferred Stock would qualify as an additional Tier 1 capital instrument.
Although the terms of the Preferred Stock have been established to satisfy the criteria for additional Tier 1 capital instruments consistent with the Basel III capital framework as set forth in the final rules issued by the U.S. federal banking regulators, it is possible that the Preferred Stock may not satisfy the criteria set forth as a result of official administrative or judicial decisions, actions or pronouncements interpreting those rules and announced after the issuance of the Preferred Stock, or as a result of future changes in law or regulations. Therefore, a regulatory capital treatment event could occur whereby we would have the right, subject to prior Federal Reserve approval, to redeem the Preferred Stock in accordance with its terms prior to the First Reset Date at a redemption price equal to $25,000 per share (equivalent to $25.00 per depositary share), plus declared and unpaid dividends to, but excluding the date of redemption, without accumulation of undeclared dividends.
The dividend rate will reset on the First Reset Date and each subsequent reset date and any dividends declared may be less than the initial fixed annual rate of 7.875% in effect until the First Reset Date.
The annual dividend rate on the Preferred Stock for each reset period will equal the five-year treasury rate as of the most recent reset dividend determination date plus 3.878%. Therefore, the dividend rate and any dividends declared after the First Reset Date could be more or less than the fixed dividend rate applicable for the period from, and including, the original issue date to, but excluding, the First Reset Date. We have no control over the factors that may affect five-year treasury rates, including geopolitical conditions and economic, financial, political, regulatory, judicial or other events that may impact five-year treasury rates.
Holders of depositary shares may not be entitled to the dividends-received deduction or preferential tax rates applicable to qualified dividend income.
Distributions paid to corporate U.S. holders of the depositary shares may be eligible for the dividends-received deduction and distributions paid to non-corporate U.S. holders of the depositary shares may be subject to tax at the preferential tax rates applicable to “qualified dividend income” if we have current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Although we presently have accumulated earnings and profits, we may not have sufficient current or accumulated earnings and profits during future fiscal years for the distributions on the Preferred Stock (and related depositary shares) to qualify as dividends for U.S. federal income tax purposes. If any distributions on the Preferred Stock (and related depositary shares) with respect to any fiscal year are not eligible for the dividends-received deduction or for the preferential tax rates applicable to “qualified dividend income” because of insufficient current or accumulated earnings and profits, the market value of the depositary shares may decline.
The holder of the Preferred Stock, and therefore the holders of the depositary shares representing the Preferred Stock, will have limited voting rights.
Until and unless we are in arrears on our dividend payments on the Preferred Stock for six quarterly dividend periods, whether consecutive or not, the holder of the Preferred Stock, and therefore the holders of the depositary shares, will have no voting rights with respect to matters that generally require the approval of voting shareholders, except with respect to certain fundamental changes in the terms of the Preferred Stock, and except as may be required by the rules of any securities exchange or quotation system on which the Preferred Stock is listed, traded or quoted or by Illinois law. If dividends on the Preferred Stock are not paid in full for six dividend periods, whether consecutive or not, the holders of Preferred Stock, voting separately as a class together with holders of the Series D preferred stock, the Series E preferred stock and any other equally ranked series of preferred stock that have similar voting rights, if any, will have the right, at the first annual meeting or special meeting held thereafter and at subsequent annual meetings, to elect two directors to our Board to hold office for a term of one year. The terms of the additional directors so elected will end upon the payment or setting aside for payment by us of continuous noncumulative dividends for at least one year on the Preferred Stock, the Series D preferred stock, the Series E preferred stock and any other equally ranked series of preferred stock. See “Description of Preferred Stock — Voting Rights — Right to Elect Two Directors upon Nonpayment.”
The Preferred Stock is a new series of securities, and an active trading market for the depositary shares may not develop.
Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on The NASDAQ Global Select Market. However, there is no guarantee that we will be able to list the depositary shares. If the application is approved, we expect trading of the depositary shares on The NASDAQ Global Select Market to begin within the 30-day period after the original issuance date. Even if the depositary shares are listed, there can be no assurance that an active trading market for the depositary shares will develop, or, if developed, that an active trading market will be maintained. Certain of the underwriters have advised us that they intend to facilitate secondary market trading by making a market in the depositary shares. However, the underwriters are not obligated to make a market in the depositary shares and may discontinue market making activities at any time. If an active market is not developed or sustained, the market price and liquidity of the depositary shares may be adversely affected.
General market conditions and unpredictable factors could adversely affect market prices for the Preferred Stock and the depositary shares representing the Preferred Stock.
Future trading prices of the Preferred Stock and the depositary shares representing the Preferred Stock will depend on many factors, including:
•
whether we declare or fail to declare dividends on the Preferred Stock from time to time;

•
our operating performance, financial condition and prospects, or the operating performance, financial condition and prospects of our competitors;

•
our creditworthiness;

•
the ratings given to our securities by credit rating agencies, including the ratings given to the depositary shares representing the Preferred Stock;

•
prevailing interest rates;

•
economic, financial, geopolitical, regulatory or judicial events affecting us or the financial markets generally; and

•
the market for similar securities.

We may issue additional shares of Preferred Stock, depositary shares representing an interest in our preferred stock, shares of preferred stock or securities convertible or exchangeable for our preferred stock, and thereby materially and adversely affect the price of the depositary shares.
We are not restricted from issuing additional shares of Preferred Stock, depositary shares representing an interest in our preferred stock, shares of preferred stock or securities convertible or exchangeable for our preferred stock, including in each case additional shares of preferred stock, during the life of the Preferred Stock. If we issue such additional securities, it may dilute the voting power of the holders of the Preferred Stock and the holders of the depositary shares and materially and adversely affect the price of the depositary shares.
Ownership of the Preferred Stock and the depositary shares representing the Preferred Stock may require regulatory approval or result in adverse regulatory consequences.
We are a bank holding company regulated by the Federal Reserve. Any “company” as defined in the Bank Holding Company Act of 1956, as amended, which we refer to as the BHC Act, owning 25% or more of a class of our outstanding shares of voting stock, or a lesser percentage if such holder otherwise exercises a “controlling influence” over us, may be subject to regulation as a “bank holding company” in accordance with the BHC Act. A holder or group of holders acting in concert may also be deemed to control us if they own one-third or more of our total equity, both voting and non-voting, aggregating all shares held by the holder or group of holders across all classes of stock. Although we do not believe the Preferred Stock and the depositary shares representing the Preferred Stock currently are considered “voting stock” for purposes of the BHC Act, if the Preferred Stock or the depositary shares representing the Preferred Stock were to become voting stock for the purposes of the BHC Act, whether because we have missed certain dividend payments, and as a result the holder of the Preferred Stock and the holders of the depositary shares representing the Preferred Stock, together with holders of all other classes of authorized preferred stock having equivalent voting rights, have the right to elect directors, or for other reasons, a holder of 25% or more of the outstanding shares of Preferred Stock, or a lesser percentage of the outstanding shares of Preferred Stock that is deemed to exercise a “controlling influence” over us, may become subject to regulation under the BHC Act. A company determined to control us under the BHC Act will be subject to ongoing regulation and supervision.
In addition, no person, including individuals or groups of individuals acting in concert may acquire “control” of us under the Change in Bank Control Act, which we refer to as the CBC Act, without providing prior notice to the Federal Reserve and receiving a nonobjection from the Federal Reserve.
Further, acquisitions of our voting stock above certain thresholds may be subject to prior regulatory notice or approval under the BHC Act or the CBC Act. For example, any bank holding company or foreign bank that is subject to the BHC Act may need approval to acquire or retain more than 5% of the then-outstanding shares of a class of voting stock, and any holder (or group of holders acting in concert) may need regulatory approval to acquire or retain 10% or more of the shares in a class of voting stock. Investors are responsible for ensuring that they do not, directly or indirectly, acquire shares of our stock in excess of the amount that can be acquired without regulatory approval under the BHC Act or the CBC Act.

Under either the BHC Act or the CBC Act, a regulatory determination of “control” of a depository institution or holding company is based on all of the relevant facts and circumstances. Potential investors are advised to consult with their legal counsel regarding the applicable regulations and requirements.
Our management has broad discretion over the use of proceeds from this offering.
Our management has significant flexibility in applying the proceeds that we receive from this offering. Although we have indicated our intent to use the net proceeds from this offering for general corporate purposes, which may include (subject to approval from the Federal Reserve) the redemption of all or a portion of our outstanding shares of Series D preferred stock and/or Series E preferred stock and the corresponding depositary shares representing interests in the Series E preferred stock, we are not obligated to effect such redemptions, and the proceeds of this offering may be used in a manner which does not generate a favorable return for us.

USE OF PROCEEDS
We estimate that the net proceeds from this offering will be approximately $414.7 million after deducting the underwriting discounts and estimated offering expenses.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption of all or a portion of our outstanding shares of Series D preferred stock and/or Series E preferred stock and the corresponding depositary shares representing interests in the Series E preferred stock, subject to approval from the Federal Reserve. Pending such use, the net proceeds may be invested in cash or short-term marketable securities.
This prospectus supplement does not constitute a notice of redemption with respect to the Series D preferred stock or the Series E preferred stock (or the corresponding depositary shares representing interests in the Series E preferred stock). The timing of any such redemption is at our discretion and is also subject to prior approval of the Federal Reserve.
The foregoing represents our intentions based upon our present plans and business conditions. The occurrence of unforeseen events or changed business conditions, however, could result in the application of the net proceeds of the offering in a manner other than as described in this prospectus supplement.

CERTAIN REGULATORY CONSIDERATIONS
General
As a bank holding company, we are subject to regulation and supervision by the Federal Reserve, which has supervisory, regulatory and enforcement authority over us. Among other responsibilities, this authority permits the Federal Reserve to restrict or prohibit activities that are determined to be a risk to our bank subsidiaries. The Federal Reserve examines us periodically and prepares reports for the consideration of our Board on any deficiencies that they may identify. While the Federal Reserve historically has expected bank holding companies to act as a source of strength to their bank subsidiaries, we are also required by the Dodd-Frank Act to act as a source of strength for our bank subsidiaries and for any other depository institution subsidiary we may have in the future. Such support may be required at times when a holding company may not otherwise be inclined to provide it.
Our national bank subsidiaries are examined and supervised by the Office of the Comptroller of the Currency of the U.S. Department of the Treasury, which we refer to as Treasury, and the deposits of all of our bank subsidiaries are insured by the FDIC. Our relationships with our depositors, borrowers and other customers are also regulated by federal and state laws and agencies, especially in matters concerning consumer protection, privacy, anti-money laundering, the ownership of deposit accounts and various trust and other customer relationships.
For a discussion of the regulatory framework applicable to bank holding companies and their subsidiaries and specific information relevant to our bank subsidiaries, please refer to our Annual Report on Form 10-K for the year ended December 31, 2024, our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and any subsequent reports we file with the SEC, which are incorporated by reference in this prospectus supplement. This regulatory framework is intended primarily for the protection of depositors, the FDIC’s Deposit Insurance Fund, and the banking system as a whole, and not for the protection of our security holders. A change in applicable statutes, regulations or regulatory policy may have a material adverse effect on our business, financial condition (including capital adequacy) and results of operations.
Regulatory Capital Treatment
We are required by the Federal Reserve to maintain certain levels of consolidated capital for regulatory purposes. Under applicable Federal Reserve capital regulations, the Preferred Stock will be treated as additional Tier 1 capital of Wintrust Financial Corporation.

DESCRIPTION OF PREFERRED STOCK
You should read the following description of the Preferred Stock along with the “Description of Capital Stock — Preferred Stock” beginning on page 15 of the accompanying prospectus. This description of the Preferred Stock is qualified by the Certificate of Designations relating to the Preferred Stock (the “Certificate of Designations”), and where this description is inconsistent with the description of the Preferred Stock contained in the accompanying prospectus or the description of the Preferred Stock in the Certificate of Designations, the Certificate of Designations will control. The following summary of the terms and provisions of the Preferred Stock does not purport to be complete and is qualified in its entirety by reference to the pertinent sections of our amended and restated articles of incorporation, as amended, which we refer to as our Articles of Incorporation, including the Certificate of Designations, which will be filed as an exhibit to a Current Report on Form 8-K and incorporated by reference into this prospectus supplement, the accompanying prospectus and the registration statement of which they form a part, and the applicable provisions of the Illinois Business Corporation Act, as amended, and federal law governing bank holding companies. As used in this section, the terms “Wintrust,” “we,” “us,” or “our” refer to Wintrust Financial Corporation and not any of its subsidiaries.
General
The depositary will be the sole holder of the Preferred Stock, as described under “Description of Depositary Shares” below, and all references in this prospectus supplement to the holders of the Preferred Stock shall mean the depositary. However, the holders of depositary shares will be entitled, through the depositary, to exercise the rights and preferences of the holder of the Preferred Stock, as described under “Description of Depositary Shares.”
The Preferred Stock is a single series of our authorized preferred stock consisting of 18,000 shares. Shares of the Preferred Stock will rank (i) senior to our common stock and each other class or series of capital stock we may issue in the future, the terms of which do not expressly provide that it ranks on a parity with or senior to the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust, which we refer to collectively as junior stock, and (ii) on a parity with the Series D preferred stock, the Series E preferred stock and each other class or series of capital stock we may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the Preferred Stock as to dividend rights and rights on liquidation, dissolution or winding-up of Wintrust, which we refer to collectively as the parity stock (except for any senior stock that may be issued with the requisite consent of the holders of the Preferred Stock and all other parity stock, if any).
We will not be entitled to issue any class or series of our capital stock, the terms of which provide that such class or series will rank senior to the Preferred Stock as to payment of dividends or distribution of assets upon our liquidation, dissolution or winding-up, which we refer to collectively as the senior stock, without the approval of the holders of at least two-thirds of the shares of our Preferred Stock then outstanding and any class or series of parity stock with similar voting rights then outstanding, voting together as a single class, with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series. See “— Voting Rights” below. We may, however, from time to time, without notice to or consent from holders of the Preferred Stock, create and issue parity stock and junior stock. As of the date of this prospectus supplement, the Series D preferred stock and the Series E preferred stock are the only series of parity stock outstanding. See “— Other Preferred Stock” below.
In addition, we will generally be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of lawfully available assets for such payment (after satisfaction of all claims for indebtedness and other non-equity claims). Further, the Preferred Stock may be fully subordinated to interests held by the U.S. government in the event that we enter into a receivership, insolvency, liquidation, or similar proceeding, including a proceeding under the Orderly Liquidation Authority of the Dodd-Frank Act.
The Preferred Stock will not be convertible into, or exchangeable for, shares of any other class or series of our capital stock or other securities. The Preferred Stock will not be subject to any sinking fund or any other obligation of us to redeem or repurchase the Preferred Stock. The Preferred Stock does not have a stated maturity date and will be perpetual unless redeemed at our option.
We reserve the right to re-open this series and issue additional shares of the Preferred Stock either through public or private sales at any time and from time to time; provided, that such additional shares of Preferred Stock are fungible for U.S. federal income tax purposes with the Preferred Stock. The additional shares would form a single series with the Preferred Stock offered by this prospectus supplement. In addition, we may from time to time, without notice to or consent of the holder of the Preferred Stock or the holders of the depositary shares, issue additional shares of preferred stock that rank equally with or junior to the Preferred Stock. The additional preferred stock will be available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of The NASDAQ Stock Market or any securities exchange on which the depositary shares are then listed.
Dividends
General
Dividends on the Preferred Stock will not be cumulative. If our Board or a duly authorized committee of the Board does not declare a dividend on the Preferred Stock in respect of a dividend period, or if our Board or a duly authorized committee of the Board declares less than a full dividend in respect of a dividend period, then no dividend or full dividend, as the case may be, will be deemed to have accrued for such dividend period, be payable on the applicable dividend payment date, or be cumulative, and we will have no obligation to pay any dividend or full dividend, as the case may be, for that dividend period, to the holder of the Preferred Stock, including the holders of the depositary shares, and no related distribution will be made on the depositary shares, whether or not our Board or a duly authorized committee of our Board declares a dividend on the Preferred Stock for any future dividend period. A dividend period is the period commencing on and including a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on and include the original issue date of the Preferred Stock.
The holder of the Preferred Stock will be entitled to receive, when, as and if declared by our Board or a duly authorized committee of the Board, out of assets legally available for the payment of dividends, non-cumulative cash dividends on the liquidation preference of the Preferred Stock:
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from and including the date of original issue to, but excluding, the First Reset Date, a fixed rate equal to 7.875% per annum; and

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from and including the reset date with respect to each reset period, a rate per annum equal to the five-year treasury rate as of the most recent dividend determination date (as described below) plus 3.878%.

In the event that we issue additional shares of Preferred Stock after the original issue date, dividends on such additional shares will accrue from the original issuance date of such additional shares.
Dividends will be payable to holders of record of Preferred Stock as they appear on our stock register on the applicable record date, which will be the first calendar day of the month, whether or not a business day, in which the applicable dividend payment date occurs, or such other record date, not exceeding 30 days before the applicable dividend payment date, as will be fixed by our Board or a duly authorized committee of our Board. If any date on which dividends would otherwise be payable is not a business day, then such date will nevertheless be a dividend payment date but dividends on the Preferred Stock will be paid on the next business day without any adjustment to the amount of dividends paid. A “business day” means any day other than (i) a Saturday or Sunday or (ii) a day on which banking institutions in New York, New York are authorized or obligated by law or executive order to close. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” on page S-23, unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.
A “reset date” means the First Reset Date and each date falling on the fifth anniversary of the preceding reset date. Reset dates, including the First Reset Date, will not be adjusted for business days. A “reset period” means the period from, and including, the First Reset Date to, but excluding, the next following reset date and thereafter each period from, and including, each reset date to, but excluding, the next following reset date. A “reset dividend determination date” means, in respect of any reset period, the day falling three business days prior to the beginning of such reset period.
A dividend period is the period, from and including, a dividend payment date to, but excluding, the next dividend payment date, except that the initial dividend period will commence on, and include, the original issue date of the Preferred Stock and will end on and exclude the July 15, 2030 dividend payment date.
Dividends payable on the Preferred Stock for any dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months.
For any reset period commencing on or after the First Reset Date, the five-year treasury rate will be:
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The average of the yields to maturity on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, for the five business days immediately preceding the applicable reset dividend determination date appearing under the caption “Treasury Constant Maturities” in the most recently published statistical release designated H.15 Daily Update or any successor publication which is published by the Federal Reserve Board, as determined by the calculation agent in its sole discretion, as of 5:00 p.m. (Eastern Time) on such reset dividend determination date. If there are no such published yields on actively traded U.S. treasury securities adjusted to constant maturity, for five-year maturities, then the rate will be determined by the interpolation between the average of the yields on actively traded U.S. treasury securities adjusted to constant maturity for two series of actively traded U.S. treasury securities, (A) one maturing as close as possible to, but earlier than, the reset date following the next succeeding reset dividend determination date and (B) the other maturing as close as possible to, but later than the reset date following the next succeeding reset dividend determination date, in each case for the five business days immediately preceding such date of determination (or, if fewer than five business days appear, such number of business days appearing) under the caption “Treasury Constant Maturities” in the H.15 Daily Update as of 5:00 p.m. (Eastern Time) as of any date of determination.

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If no calculation is provided as described above, then the calculation agent, after consulting such sources as it deems comparable to any of the foregoing calculations, or any such source as it deems reasonable from which to estimate the five year treasury rate, shall determine the five-year treasury rate in its sole discretion, provided that if the calculation agent determines there is an industry-accepted successor five-year treasury rate, then the calculation agent shall use such successor rate. If the calculation agent has determined a substitute or successor base rate in accordance with the foregoing, the calculation agent in its sole discretion may determine the business day convention, the definition of business day and the reset dividend determination date to be used and any other relevant methodology for calculating such substitute or successor base rate, including any adjustment factor needed to make such substitute or successor base rate comparable to the five-year treasury rate, in a manner that is consistent with industry-accepted practices for such substitute or successor base rate If the calculation agent determines that the five-year treasury rate cannot be determined as described above, then the interest rate will be the same interest rate determined for the prior reset period or, if this sentence is applicable with respect to the first reset dividend determination date, the interest rate will be 3.997%.
The five-year treasury rate will be determined by the calculation agent on the third business day immediately preceding the applicable reset date. If the five-year treasury rate for any dividend period cannot be determined pursuant to the methods described in the two bullet points above, the dividend rate for such dividend period will be the same as the dividend rate determined for the immediately preceding dividend period. Dividends on the Preferred Stock will cease to accrue on the redemption date, if any, as described below under “— Redemption,” unless we default in the payment of the redemption price of the shares of the Preferred Stock called for redemption.
We are not obligated to and will not pay holders of the Preferred Stock any interest or sum of money in lieu of interest on any dividend not paid on a dividend payment date. We are also not obligated to and will not pay holders of the Preferred Stock any dividend in excess of the dividends on the Preferred Stock that are payable as described above.
There is no sinking fund with respect to dividends.
We generally will be able to pay dividends and distributions upon liquidation, dissolution or winding up only out of assets legally available for such payment (after satisfaction of all claims for indebtedness and other non-equity claims).
For a discussion of the tax consequences of dividends paid on the Preferred Stock, see “Material U.S. Federal Income Tax Considerations — U.S. Holders” and “Material U.S. Federal Income Tax Considerations — Non-U.S. Holders.”
See “Description of Depositary Shares — Dividends and Other Distributions” for information about dividends on the depositary shares representing the Preferred Stock.
Additional Information
So long as any share of Preferred Stock remains outstanding, (1) no dividend will be declared or paid or set aside for payment and no distribution will be declared or made or set aside for payment on any junior stock (other than (i) a dividend payable solely in junior stock or (ii) any dividend in connection with the implementation of a shareholders’ rights plan, or the redemption or repurchase of any rights under any such plan), (2) no shares of junior stock will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly (other than (i) as a result of a reclassification of junior stock for or into other junior stock, (ii) the exchange or conversion of one share of junior stock for or into another share of junior stock, (iii) through the use of the proceeds of a substantially contemporaneous sale of other shares of junior stock, (iv) purchases, redemptions or other acquisitions of shares of junior stock in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of employees, officers, directors or consultants, (v) purchases of shares of junior stock pursuant to a contractually binding requirement to buy junior stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of junior stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in junior stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in junior stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us), and (3) no shares of parity stock, if any, will be repurchased, redeemed or otherwise acquired for consideration by us, directly or indirectly, during a dividend period

(other than (i) pursuant to pro rata offers to purchase all, or a pro rata portion, of the Preferred Stock and such parity stock, if any, (ii) as a result of a reclassification of parity stock for or into other parity stock, (iii) the exchange or conversion of parity stock for or into other parity stock or junior stock, (iv) through the use of the proceeds of a substantially contemporaneous sale of other shares of parity stock, (v) purchases of shares of parity stock pursuant to a contractually binding requirement to buy parity stock existing prior to the preceding dividend period, including under a contractually binding stock repurchase plan, (vi) the purchase of fractional interests in shares of parity stock pursuant to the conversion or exchange provisions of such stock or the security being converted or exchanged, (vii) purchases or other acquisitions by any of our broker-dealer subsidiaries solely for the purpose of market making, stabilization or customer facilitation transactions in parity stock in the ordinary course of business, (viii) purchases by any of our broker-dealer subsidiaries of our capital stock for resale pursuant to an offering by us of such capital stock underwritten by such broker-dealer subsidiary, or (ix) the acquisition by us or any of our subsidiaries of record ownership in parity stock for the beneficial ownership of any other persons (other than for the beneficial ownership by us or any of our subsidiaries), including as trustees or custodians, nor will any monies be paid to or made available for a sinking fund for the redemption of any such securities by us) unless, in each case, the full dividends for the preceding dividend period on all outstanding shares of Preferred Stock have been declared and paid or declared and a sum sufficient for the payment thereof has been set aside.
Subject to the immediately succeeding sentence, for so long as any share of Preferred Stock remains outstanding, we will not declare, pay, or set aside for payment dividends on any parity stock for any period unless we have paid in full, or declared and set aside payment in full, in respect of all dividends for the then-current dividend period for all outstanding shares of Preferred Stock. To the extent that we declare dividends on the Preferred Stock and on any parity stock but do not make full payment of such declared dividends, we will allocate the dividend payments on a pro rata basis among the holders of the shares of Preferred Stock and the holders of any parity stock then outstanding. For purposes of calculating the pro rata allocation of partial dividend payments, we will allocate those payments so that the respective amounts of those payments bear the same ratio to each other as all accrued and unpaid dividends per share on the Preferred Stock and all parity stock bear to each other.
Dividends on the Preferred Stock will not be declared, paid or set aside for payment to the extent such act would cause us to fail to comply with applicable laws and regulations, including applicable capital adequacy guidelines. Our ability to pay dividends on the Preferred Stock may also be limited by the terms of our agreements governing our existing and future indebtedness and by the provisions of other existing and future agreements.
Subject to the considerations described above, dividends (payable in cash, stock or otherwise), as may be determined by our Board or a duly authorized committee of the Board, may be declared and paid on our common stock and any other stock ranking equally with or junior to the Preferred Stock from time to time out of any assets legally available for such payment, and the holders of Preferred Stock will not be entitled to participate in any such dividend.
Redemption
Optional Redemption
The Preferred Stock is perpetual and has no maturity date, and is not subject to any mandatory redemption, sinking fund or other similar provisions. Except for the redemption upon the occurrence of a “regulatory capital treatment event” as further described below, the shares of Preferred Stock are not redeemable prior to the First Reset Date. We may, at our option, redeem the Preferred Stock, in whole or in part, from time to time, on any dividend payment date on or after the First Reset Date, at a redemption price equal to $25,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date. The holders of Preferred Stock will not have the right to require the redemption or repurchase of the Preferred Stock. In the event the applicable dividend payment date that is the redemption date is not a business day, the redemption price shall be paid on the next business day without any adjustment to the amount of the redemption price paid. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Preferred Stock.
Redemption Following a Regulatory Capital Treatment Event
We may also redeem shares of the Preferred Stock at any time within 90 days following a regulatory capital treatment event, in whole but not in part, at a redemption price equal to $25,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends on the shares of Preferred Stock called for redemption up to the redemption date. A “regulatory capital treatment event” means the good faith determination by us that, as a result of (i) any amendment to, or change (including any announced prospective change) in, the laws or regulations of the United States or any political subdivision of or in the United States that is enacted or becomes effective after the original issue date of the Preferred Stock; (ii) any proposed change in those laws or regulations that is announced or becomes effective after the original issue date of the Preferred Stock; or (iii) any official administrative decision or judicial decision or administrative action or other official pronouncement interpreting or applying those laws or regulations that is announced after the original issue date of the Preferred Stock, there is more than an insubstantial risk that we will not be entitled to treat the full liquidation preference of all shares of Preferred Stock then outstanding as “Tier 1 Capital” (or its equivalent) for purposes of the capital adequacy guidelines of Federal Reserve Regulation Y (or, as and if applicable, the capital adequacy guidelines or regulations of any successor appropriate federal banking regulator or agency), as then in effect and applicable, for as long as any share of Preferred Stock is outstanding. Dividends will cease to accrue on those shares on the redemption date. Redemption of the Preferred Stock is subject to our receipt of any required prior approvals from the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines of the Federal Reserve applicable to the redemption of the Preferred Stock.
Redemption Procedures
If shares of the Preferred Stock are to be redeemed, the notice of redemption will be given by first class mail to the holders of record of the Preferred Stock to be redeemed, mailed not less than 10 days nor more than 60 days prior to the date fixed for redemption thereof (provided that, if the shares of the Preferred Stock are held in book-entry form through DTC, we may give such notice in any manner permitted by DTC). Each notice of redemption will include a statement setting forth:
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the redemption date;

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the number of shares of the Preferred Stock to be redeemed and, if less than all the shares held by the holder are to be redeemed, the number of shares of Preferred Stock to be redeemed from the holder;

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the redemption price; and

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the place or places where the certificates evidencing shares of Preferred Stock are to be surrendered for payment of the redemption price.

On and after the redemption date, dividends will cease to accrue on shares of Preferred Stock, and such shares of Preferred Stock will no longer be deemed outstanding and all rights of the holders of such shares will terminate, including rights described under “— Voting Rights” below, except the right to receive the redemption price plus any declared and unpaid dividends.

In case of any redemption of only part of the shares of the Preferred Stock at the time outstanding, the shares to be redeemed will be selected either pro rata, by lot or in such other manner as we may determine to be equitable. Subject to the provisions hereof, our Board or a duly authorized committee thereof will have full power and authority to prescribe the terms and conditions upon which shares of Preferred Stock will be redeemed from time to time.
Under the Federal Reserve’s current risk-based capital guidelines applicable to bank holding companies, any redemption of the Preferred Stock is subject to prior approval by the Federal Reserve. See “Risk Factors — Risks Relating to the Preferred Stock and the Depositary Shares — Investors should not expect us to redeem the Preferred Stock on the date it becomes redeemable or on any particular date after it becomes redeemable” on page S-13 in this prospectus supplement. Any redemption of the Preferred Stock is subject to our receipt of any required prior approval by the Federal Reserve and to the satisfaction of any conditions set forth in the capital guidelines or regulations of the Federal Reserve applicable to redemption of the Preferred Stock.
The holder of the Preferred Stock and the holders of the depositary shares do not have the right to require the redemption or repurchase of the Preferred Stock. See “Description of Depositary Shares —  Redemption of Depositary Shares” for information about redemption of the depositary shares representing the Preferred Stock.
Liquidation Rights
In the event we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, holders of the Preferred Stock at the time outstanding will be entitled to receive a liquidating distribution of $25,000 per share of Preferred Stock (equivalent to $25.00 per depositary share), plus any declared and unpaid dividends (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to our shareholders, before we make any distribution of assets to the holders of our common stock or any other class or series of junior stock. Holders of the Preferred Stock will not be entitled to any further participation in any distribution of assets by us and will have no right or claim to any of our remaining assets.
In any such distribution, if our assets are not sufficient to pay the liquidation preferences plus declared and unpaid dividends in full to all holders of the Preferred Stock and all holders of parity stock, if any, as to such distribution with the Preferred Stock, the amounts paid to the holders of Preferred Stock and parity stock, if any, will be paid pro rata in accordance with the respective aggregate liquidating distribution owed to those holders. If the liquidation preference plus declared and unpaid dividends has been paid in full to all holders of Preferred Stock and parity stock, if any, the holders of our junior stock will be entitled to receive all of our remaining assets according to their respective rights and preferences.
For such purposes, our merger or consolidation with or into any other entity, including a merger or consolidation in which the holders of Preferred Stock receive cash, securities or property for their shares, or the sale, lease or exchange of all or substantially all of the assets of Wintrust for cash, securities or other property, will not be deemed to constitute a liquidation, dissolution or winding up of Wintrust.
Voting Rights
Except as provided below or as specifically required by Illinois law, the holder of the Preferred Stock will have no voting rights. The holder of the Preferred Stock will have one vote per share (except as set forth below in “— Right to Elect Two Directors upon Nonpayment”) on any matter in which holders of such shares are entitled to vote.
Right to Elect Two Directors upon Nonpayment
Whenever dividends on any shares of Preferred Stock or any other series of voting preferred stock (as defined below) have not been declared and paid for the equivalent of six or more dividend periods,

whether or not consecutive, which we refer to as a nonpayment, the holders of such shares of preferred stock, voting together as a single class in proportion to their respective liquidation preferences with holders of any and all other series of voting preferred stock then outstanding, will be entitled to elect two additional members of our Board, which we refer to as the designated directors; provided that the election of any such directors will not cause us to violate the corporate governance requirements of The NASDAQ Stock Market (or any other exchange or automated quotation system on which our securities may be listed or quoted); and provided further that our Board will, at no time, include more than two designated directors, including all directors that the holders of any series of voting preferred stock are entitled to elect pursuant to their respective voting rights. In that event, the number of directors on our Board will automatically increase by two, and the new directors will be elected only at a special meeting called at the request of the holders of record of at least 20% of the shares of Preferred Stock or of any other series of voting preferred stock then outstanding, voting together as a single class in proportion to their respective liquidation preferences (provided that such request is received at least 90 calendar days before the date fixed for the next annual or special meeting of the shareholders, failing which such election will be held at such next annual or special meeting of shareholders), and at each subsequent annual meeting, subject to the divestment of such rights, as described below.
As used in this prospectus supplement, “voting preferred stock” means the Series D preferred stock, the Series E preferred stock and all other series of our preferred stock that we may issue in the future ranking equally with the Preferred Stock either or both as to the payment of dividends and/or the distribution of assets upon our liquidation, dissolution or winding up and upon which like voting rights have been conferred and are exercisable. Whether a plurality, majority or other portion of the Preferred Stock and any other voting preferred stock have been voted in favor of any matter will be determined by reference to the respective liquidation preference amounts of the Preferred Stock and such other voting preferred stock voted.
If and when dividends for at least four consecutive dividend periods following a nonpayment have been paid in full on the Preferred Stock and any other series of voting preferred stock, or declared and a sum sufficient for such payment will have been set aside, which we refer to as a nonpayment remedy, the holders of Preferred Stock will immediately and, without any further action by us, be divested of the foregoing voting rights, subject to the revesting of such voting rights in the event of each and every subsequent nonpayment for the equivalent of six or more dividend periods, whether or not consecutive. If such voting rights for the holders of Preferred Stock and all other holders of voting preferred stock have terminated, the term of office of each designated director so elected will immediately terminate and the number of directors on our Board will automatically decrease by two. In determining whether dividends have been paid for four dividend periods following a nonpayment, we may take account of any dividend we elect to pay for such a dividend period after the regular dividend payment date for that period has passed.
In addition, if and when the rights of holders of Preferred Stock terminate for any reason, including under circumstances described above under “— Redemption,” such voting rights of the holders of Preferred Stock will terminate along with the other rights (except, if applicable, the right to receive the redemption price plus any declared and unpaid dividends), and the terms of any additional directors elected by the holders of Preferred Stock and any other series of voting preferred stock will immediately terminate and the number of directors will automatically decrease by two, assuming that the rights of holders of such other series of voting preferred stock have similarly terminated.
Any designated director may be removed at any time without cause by the holders of record of a majority of the outstanding Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class in proportion to their respective liquidation preferences) when they have the voting rights described above. In the event that a nonpayment will have occurred and there will not have been a nonpayment remedy, any vacancy in the office of a designated director (other than prior to the initial election after a nonpayment) may be filled by the written consent of the designated director remaining in office or, if none remains in office, by a vote of the holders of record of a majority of the outstanding shares of Preferred Stock and any other shares of voting preferred stock then outstanding (voting together as a class) when they have the voting rights described above; provided that the filling of each vacancy will not cause us to violate the corporate governance requirements of The NASDAQ Stock Market (or any other exchange or automated quotation system on which our securities may be listed or quoted). Each designated director will each be entitled to one vote on any matter.
Under regulations adopted by the Federal Reserve, if the holders of any series of preferred stock are or become entitled to vote separately for the election of directors as a class, such series, along with any other holders of stock that are entitled to vote for the election of directors with that series, will be deemed a class of voting securities. Any “company” (as defined in the BHC Act) owning 25% or more of that class, or less if it otherwise exercises a “controlling influence” over us, will be subject to regulation as a bank holding company under the BHC Act. In addition, at the time the series is deemed a class of voting securities, any other bank holding company or systemically significant nonbank financial company will be required to obtain the prior approval of the Federal Reserve under the BHC Act to acquire or retain more than 5% of that class. Any other person (other than a bank holding company or systemically significant nonbank financial company) will be required to obtain the non-objection of the Federal Reserve under the Change in Bank Control Act of 1978, as amended, to acquire or retain 10% or more of that class.
Other Voting Rights
So long as any shares of Preferred Stock remain outstanding, the affirmative vote or consent of the holders of at least two-thirds of all outstanding shares of the Preferred Stock and all other series of voting preferred stock entitled to vote thereon, voting together as a single class in proportion to their respective liquidation preferences, given in person or by proxy, either at a meeting or, if permitted by our Articles of Incorporation, in writing, will be required (but may not be sufficient) to:
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amend or alter the provisions of our Articles of Incorporation or the Certificate of Designations for the shares of Preferred Stock so as to authorize or create, or increase the authorized amount of, any class or series of senior stock;

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amend, alter or repeal the provisions of our Articles of Incorporation or the Certificate of Designations for the shares of Preferred Stock so as to materially and adversely affect the special rights, preferences, privileges and voting powers of the shares of Preferred Stock, taken as a whole; provided, however, that (1) any increase in the amount of our authorized but unissued shares of common stock or preferred stock, (2) any increase in the authorized or issued shares of Preferred Stock, and (3) the creation and issuance, or an increase in the authorized or issued amount, of other series of preferred stock ranking equally with or junior to the Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon our liquidation, dissolution or winding up, will not be deemed to materially and adversely affect the special rights, preferences, privileges or voting powers of the Preferred Stock; or

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consummate a binding share exchange or reclassification involving the shares of Preferred Stock or a merger or consolidation of us with another entity, unless in each case (i) shares of Preferred Stock remain outstanding or, in the case of any such merger or consolidation with respect to which we are not the surviving or resulting entity, are converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, in each case, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (ii) such shares of Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences, privileges and voting powers, taken as a whole, as are not materially less favorable to the holders thereof than the rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole.

If any amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would materially and adversely affect one or more but not all series of voting preferred stock (including the Preferred Stock for this purpose), then only the series of voting preferred stock materially and adversely affected and entitled to vote will vote as a class in lieu of all other series of voting preferred stock.
Without the consent of the holders of the Preferred Stock, so long as such action does not adversely affect the special rights, preferences, privileges and voting powers of the Preferred Stock, taken as a whole, and to the extent permitted by law, we may amend, alter, supplement, or repeal any terms of our Articles of Incorporation or the Certificate of Designations for the shares of Preferred Stock for the following purposes:
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to cure any ambiguity, or to cure, correct, or supplement any provision that may be ambiguous, defective, or inconsistent; or

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to make any provision with respect to matters or questions relating to the Preferred Stock that is not inconsistent with the provisions of the Certificate of Designations for the Preferred Stock.

The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required will be effected, all outstanding shares of Preferred Stock will have been redeemed.
See “Description of Depositary Shares — Voting the Preferred Stock” for information about voting of the depositary shares representing the Preferred Stock.
Other Preferred Stock
Our Articles of Incorporation authorizes our Board to create and provide for the issuance of one or more series of preferred stock, no par value, without the approval of our stockholders. Our Board can also determine the terms, including the designations, powers, preferences and rights (including conversion, voting and other rights) and the qualifications, limitations or restrictions, of any preferred stock. As of the date of this prospectus supplement, 20,000,000 shares of our capital stock are classified as preferred stock under our Articles of Incorporation. As of March 31, 2025, we had 5,000,000 shares of Series D preferred stock issued and outstanding, 11,500 shares of Series E preferred stock issued and outstanding and 11,500,000 corresponding depositary shares, each representing 1/1,000th ownership interest in a share of Series E preferred stock.
We intend to use the net proceeds from this offering for general corporate purposes, which may include the redemption of all or a portion of our outstanding shares of Series D preferred stock and/or Series E preferred stock and the corresponding depositary shares representing interests in the Series E preferred stock, subject to approval from the Federal Reserve. See “Use of Proceeds.”
Transfer Agent
Equiniti Trust Company, LLC will act as initial transfer agent for the Preferred Stock.
Calculation Agent
Wintrust Investments, LLC, our subsidiary, will be the calculation agent for the Preferred Stock.
Preemptive and Conversion Rights
The holder of the Preferred Stock does not have any preemptive or conversion rights.

DESCRIPTION OF DEPOSITARY SHARES
In this prospectus supplement, references to “holders” of depositary shares mean those who own depositary shares registered in their own names, on the books that we or the depositary maintain for this purpose, and not indirect holders who own beneficial interests in depositary shares registered in street name or issued in book-entry form through DTC. Please review the special considerations that apply to indirect holders described in the “Book-Entry System” section of this prospectus supplement.
This prospectus supplement summarizes specific terms and provisions of the depositary shares representing the Preferred Stock. As described above under “Description of Preferred Stock” and elsewhere in this prospectus supplement, we are issuing fractional interests in shares of the Preferred Stock in the form of depositary shares. Each depositary share will represent a 1/1,000th ownership interest in a share of the Preferred Stock, and will be evidenced by a depositary receipt. The shares of Preferred Stock represented by depositary shares will be deposited under a deposit agreement among us, U.S. Bank Trust Company, National Association, as registrar and depositary, and the holders from time to time of the depositary receipts evidencing the depositary shares. Subject to the terms of the deposit agreement, each holder of a depositary share will be entitled, through the depositary, in proportion to the applicable fraction of a share of Preferred Stock represented by such depositary share, to all the rights and preferences of the Preferred Stock represented thereby (including dividend, redemption, liquidation and voting rights).
Immediately following the issuance of the Preferred Stock, we will deposit the Preferred Stock with the depositary, which will then issue the depositary shares to the underwriters. Copies of the forms of deposit agreement and the depositary receipt may be obtained from us upon request and in the manner described in the “Where You Can Find More Information” section of the accompanying prospectus.
Dividends and Other Distributions
The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited Preferred Stock to the record holders of depositary shares representing the Preferred Stock represented thereby in proportion to the number of depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution (including any requirement that we or the depositary withhold an amount on account of taxes). In that event, the depositary may, with our approval, adopt a method as it deems equitable and practicable for purposes of effecting the distribution, including selling the property (at a public or private sale) and distributing the net proceeds from the sale to the holders of the depositary shares in proportion to the number of depositary shares they hold.
Record dates for the payment of dividends and other matters relating to the depositary shares will be the same as the corresponding record dates for the Preferred Stock.
The amounts distributed to holders of depositary shares will be reduced by any amounts required to be withheld by the depositary or by us on account of taxes or other governmental charges.
Redemption of Depositary Shares
If we redeem the Preferred Stock represented by the depositary shares, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the Preferred Stock held by the depositary. The redemption price per depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the Preferred Stock (or $25.00 per depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of Preferred Stock held by the depositary, the depositary will redeem, as of the same redemption date, the number of depositary shares representing shares of Preferred Stock so redeemed. In case of any redemption of less than all of the outstanding depositary shares, the depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the depositary will redeem depositary shares only in increments of 100 shares and any multiple thereof.
Liquidation Preference
In the event that we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, each holder of a depositary share will be entitled to receive a liquidation distribution of $25.00 per depositary share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the Preferred Stock as to that distribution.
Voting the Preferred Stock
When the depositary receives notice of any meeting at which the holders of the Preferred Stock are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the depositary shares representing the Preferred Stock. Each record holder of the depositary shares on the record date, which will be the same date as the record date for the Preferred Stock, may instruct the depositary to vote the amount of the Preferred Stock represented by the holder’s depositary shares. To the extent possible, the depositary will vote the amount of the Preferred Stock represented by depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any depositary shares representing the Preferred Stock, it will vote all depositary shares of that series held by it proportionately with instructions received.
Fees, Charges and Expenses of Depositary
We will pay all transfer and other taxes, assessments, and governmental charges arising solely from the existence of the depositary arrangements. We will also pay all charges of the depositary in connection with the initial deposit of the Preferred Stock. Holders of the depositary shares will pay transfer and other taxes, assessments, and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts. The depositary may refuse to effect any transfer of a depositary receipt or any withdrawals of shares of Preferred Stock represented by the depositary shares evidenced by a depositary receipt until all taxes, assessments, and governmental charges with respect to such depositary receipt are paid by the holder.
Listing
Prior to this offering, there has been no public market for the depositary shares. We intend to apply to list the depositary shares on The NASDAQ Global Select Market under the symbol “WTFCN.” If the application is approved, we expect trading of the depositary shares on The NASDAQ Global Select Market to begin within the 30-day period after the initial delivery of the depositary shares.
Form of Depositary Shares
The Preferred Stock will be issued in registered form to the depositary, and the depositary shares shall be issued in book-entry form only through DTC, as described in “Book-Entry System.”
Depositary
U.S. Bank Trust Company, National Association will act as the depositary for the depositary shares as of the original issue date.

Further Issuances
We may from time to time elect to issue additional depositary shares, and all the additional shares would be deemed to form a single series with the depositary shares offered by this prospectus supplement.

BOOK-ENTRY SYSTEM
The Depository Trust Company, which we refer to as DTC, will act as securities depositary for all of the depositary shares. We will issue the depositary shares only as fully-registered securities registered in the name of Cede & Co. (DTC’s nominee). We will issue and deposit with DTC one or more fully-registered global certificates for the depositary shares representing, in the aggregate, the total number of the depositary shares to be sold in this offering.
DTC has advised us that it is a limited purpose trust company organized under the New York Banking Law, a banking organization under the meaning of the New York Banking Law, a member of the Federal Reserve System, a clearing corporation under the meaning of the New York Uniform Commercial Code, and a clearing agency registered under the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants deposit with DTC. DTC also facilitates the settlement among participants of securities transactions, like transfers and pledges, in deposited securities through electronic computerized book-entry changes in the participants’ accounts, eliminating in this manner the need for physical movement of securities certificates. Direct participants include securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. DTC is owned by a number of its direct participants and by the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc. Others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, are indirect participants and also have access to the DTC system. The rules applicable to DTC and its participants are on file with the SEC.
Clearstream has advised us that it is incorporated under the laws of Luxembourg as a professional depositary. Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry transfers between their accounts. Clearstream provides its participants with, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic securities markets in several countries through established depository and custodial relationships. As a professional depositary, Clearstream is subject to regulation by the Luxembourg Commission for the Supervision of the Financial Sector, also known as the Commission de Surveillance du Secteur Financier. Clearstream participants are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations. Clearstream’s participants in the U.S. are limited to securities brokers and dealers and banks. Indirect access to Clearstream is also available to other institutions such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with Clearstream participants. Distributions with respect to interests in global securities held through Clearstream will be credited to cash accounts of its customers in accordance with its rules and procedures, to the extent received by the U.S. depositary for Clearstream.
Euroclear has advised us that it was created in 1968 to hold securities for its participants and to clear and settle transactions between Euroclear participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of certificates and any risk from lack of simultaneous transfers of securities and cash. Euroclear provides various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries. Euroclear is operated by Euroclear Bank SA/NV under contract with Euroclear plc, a U.K. corporation. Euroclear participants include banks, including central banks, securities brokers and dealers and other professional financial intermediaries. Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a Euroclear participant, either directly or indirectly.
Purchases of depositary shares within the DTC system must be made by or through direct participants, who will receive a credit for the depositary shares on DTC’s records. The ownership interest of each actual purchaser of each depositary share is in turn to be recorded on the direct and indirect participants’

records. DTC will not send written confirmation to beneficial owners of their purchases, but beneficial owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the direct or indirect participants through which the beneficial owners purchased depositary shares. Transfers of ownership interests in the depositary shares are to be accomplished by entries made on the books of participants acting on behalf of beneficial owners. Beneficial owners will not receive certificates representing their ownership interests in depositary shares, unless the book-entry system for the depositary shares is discontinued. Interests held through Clearstream and Euroclear will be recorded on DTC’s books as being held by the U.S. depositary for each of Clearstream and Euroclear, which U.S. depositaries will in turn hold interests on behalf of their participants’ customers’ securities accounts.
DTC has no knowledge of the actual beneficial owners of the depositary shares. DTC’s records reflect only the identity of the direct participants to whose accounts the depositary shares are credited, which may or may not be the beneficial owners. The participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners and the voting rights of direct participants, indirect participants and beneficial owners, subject to any statutory or regulatory requirements as is in effect from time to time, will be governed by arrangements among them.
We will send redemption notices to Cede & Co. as the registered holder of the depositary shares. If less than all of these depositary shares are redeemed, DTC’s current practice is to determine by lot the amount of the interest of each direct participant to be redeemed.
Although voting on the depositary shares is limited to the holders of record of the depositary shares, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote on depositary shares. Under its usual procedures, DTC would mail an omnibus proxy to us as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to direct participants for whose accounts the depositary shares are credited on the record date (identified in a listing attached to the omnibus proxy).
We will make distribution payments on the depositary shares to DTC. DTC’s practice is to credit direct participants’ accounts on the relevant payment date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payments on the payment date. Standing instructions and customary practices will govern payments from participants to beneficial owners. Subject to any statutory or regulatory requirements, participants, and neither DTC nor we, will be responsible for the payment. We and any paying agent will be responsible for payment of distributions to DTC. Direct and indirect participants are responsible for the disbursement of the payments to the beneficial owners.
DTC may discontinue providing its services as securities depositary on any of the depositary shares at any time by giving reasonable notice to us. If a successor securities depositary is not obtained, final depositary shares certificates must be printed and delivered. We may at our option decide to discontinue the use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default, the holders of a majority in liquidation preference or aggregate principal amount of depositary shares may discontinue the system of book-entry transfers through DTC. In this case, final certificates for the depositary shares will be printed and delivered.
We have obtained the information in this section about DTC and DTC’s book-entry system from sources that we believe to be accurate, but we assume no responsibility for the accuracy of the information. We have no responsibility for the performance by DTC or its participants of their respective obligations as described in this prospectus supplement or under the rules and procedures governing their respective operations.

“Beneficial owner” refers to the ownership interest of each actual purchaser of each depositary share.
“Direct participants” refers to securities brokers and dealers, banks, trust companies, clearing corporations and other organizations who, with the New York Stock Exchange, Inc. and the Financial Industry Regulatory Authority, Inc., own DTC. Purchases of depositary shares within the DTC system must be made by or through direct participants who will receive a credit for the depositary shares on DTC’s records.
“Indirect participants” refers to others, like securities brokers and dealers, banks and trust companies that clear through or maintain custodial relationships with direct participants, either directly or indirectly, and who also have access to the DTC system.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Preferred Stock by (i) employee benefit plans subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended, which we refer to as ERISA, (ii) plans, individual retirement accounts and other arrangements subject to Section 4975 of the Internal Revenue Code of 1986, as amended, which we refer to as the “Code”, (iii) plans subject to any federal, state, local, non-U.S. or other laws or regulations that are similar to ERISA or Section 4975 of the Code, which we collectively refer to as Similar Laws, and (iv) entities whose underlying assets are considered to include “plan assets” of such employee benefit plans, plans or arrangements (each of which we call a “Plan”).
Each fiduciary of a Plan should consider the fiduciary standards of ERISA or any applicable Similar Laws in the context of the Plan’s particular circumstances before authorizing an investment in the Preferred Stock. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA or any applicable Similar Laws and would be consistent with the documents and instruments governing the Plan.
Section 406 of ERISA and Section 4975 of the Code prohibit Plans subject to such provisions, which we call ERISA Plans, from engaging in certain transactions involving “plan assets” with persons that are “parties in interest” under ERISA or “disqualified persons” under Section 4975 of the Code with respect to the ERISA Plans. A violation of these “prohibited transaction” rules may result in an excise tax or other liabilities under ERISA and/or Section 4975 of the Code for those persons, unless exemptive relief is available under an applicable statutory or administrative exemption. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA that have not made an election under Section 410(d) of the Code) and non-U.S. plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code, but may be subject to Similar Laws.
Prohibited transactions within the meaning of Section 406 of ERISA or Section 4975 of the Code could arise if the Preferred Stock were acquired by an ERISA Plan with respect to which any underwriter or we or any of our affiliates are a party in interest or a disqualified person. For example, if any underwriter or we are a party in interest or disqualified person with respect to an investing ERISA Plan (either directly or, in our case, by reason of our ownership of our subsidiaries), the purchase of any Preferred Stock by a Plan could result in a sale or exchange that is prohibited by Section 406(a)(1)(A) of ERISA and Section 4975(c)(1)(A) of the Code, unless exemptive relief were available under an applicable exemption (see below).
The U.S. Department of Labor has issued prohibited transaction class exemptions, or PTCEs, that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase, holding or disposition of the Preferred Stock. Those class exemptions include:
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PTCE 96-23 — for certain transactions determined by in-house asset managers;

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PTCE 95-60 — for certain transactions involving insurance company general accounts;

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PTCE 91-38 — for certain transactions involving bank collective investment funds;

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PTCE 90-1 — for certain transactions involving insurance company pooled separate accounts; and

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PTCE 84-14 — for certain transactions determined by independent qualified professional asset managers.

In addition, ERISA Section 408(b)(17) and Section 4975(d)(20) of the Code provide an exemption for transactions between a Plan and a party in interest or disqualified person, provided that the party in interest is not a fiduciary (or an affiliate) who has or exercises any discretionary authority or control with respect to the investment of the plan assets involved in the transaction or renders investment advice with respect to those assets, and is a party in interest or disqualified person solely by reason of being a service provider to the Plan or having a relationship to a service provider to the Plan and provided, further that the Plan pays no more than adequate consideration in connection with the transaction (the so-called “service provider exemption”). No assurance can be made that all of the conditions of any such exemption will be satisfied.
Because of the possibility that direct or indirect prohibited transactions or violations of Similar Laws could occur as a result of the purchase, holding or disposition of the Preferred Stock by a Plan, the Preferred Stock may not be purchased by any Plan, or any person investing the assets of any Plan, unless its purchase, holding and disposition of the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code or a violation of any Similar Laws. Any purchaser or holder of the Preferred Stock or any interest in the Preferred Stock will be deemed to have represented by its purchase and holding of the Preferred Stock that either:
•
it is not a Plan and is not purchasing the Preferred Stock or interest in the Preferred Stock on behalf of or with the assets of any Plan; or

•
its purchase, holding and disposition of the Preferred Stock or interest in the Preferred Stock will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or a violation of any Similar Laws.

In addition, any purchaser that is a Plan or that is acquiring the Preferred Stock on behalf of a Plan, including any fiduciary purchasing on behalf of a Plan, will be deemed to have represented, in its corporate and its fiduciary capacity, by its purchase and holding of the Preferred Stock that neither the Company, the agents, the underwriters nor any of their respective affiliates, which we refer to collectively as the Seller, is a “fiduciary” (under Section 3(21) of ERISA or with respect to a governmental, church, or foreign plan under any substantially similar applicable law, or Similar Law, or regulation) with respect to the acquisition, holding or disposition of the Preferred Stock, or as a result of any exercise by the Seller of any rights in connection with the Preferred Stock.
Due to the complexity of these rules and the penalties imposed upon persons involved in non-exempt prohibited transactions, it is important that any person considering the purchase of the Preferred Stock on behalf of or with the assets of any Plan consult with its legal counsel regarding the consequences under ERISA, the Code and any applicable Similar Laws of the acquisition, ownership and disposition of the Preferred Stock, whether any exemption would be applicable, and whether all conditions of such exemption have been satisfied such that the acquisition and holding of the Preferred Stock by the Plan are entitled to full exemptive relief thereunder. Purchasers of the Preferred Stock have exclusive responsibility for ensuring that their purchase of the Preferred Stock does not violate the fiduciary or prohibited transaction rules of ERISA or the Code or any applicable Similar Laws.
Nothing herein shall be construed as, and the sale of the Preferred Stock to a Plan is in no respect, a representation by us or the underwriter that any investment in the Preferred Stock would meet any or all of the relevant legal requirements with respect to investment by, or is appropriate for, Plans generally or any particular Plan.
The foregoing is merely a summary, and should not be construed as legal advice or as complete in all relevant respects.

MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following is a summary of the material U.S. federal income tax consequences relevant to the purchase, ownership and disposition of the depositary shares. The summary is limited to taxpayers who will hold the depositary shares as “capital assets” and who purchase the depositary shares in the initial offering at the initial offering price. It is not a complete analysis of all the potential tax considerations relating to the depositary shares. The following summary is based upon current provisions of the Code, Treasury Regulations promulgated under the Code, and judicial decisions and administrative rulings. These authorities may be subject to change, possibly with retroactive effect. State, local and foreign tax consequences are not summarized, nor are tax consequences to special classes of investors including, but not limited to, tax-exempt organizations, insurance companies, banks or other financial institutions, partnerships or other entities classified as partnerships for U.S. federal income tax purposes, dealers in securities or currencies, regulated investment companies, real estate investment trusts, U.S. persons whose functional currency is not the U.S. dollar, U.S. expatriates, persons liable for the alternative minimum tax, accrual method taxpayers subject to special tax accounting rules as a result of its use of an “applicable financial statement,” traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, and persons that will hold the depositary shares as a position in a hedging transaction, “straddle,” “conversion transaction” or other risk reduction transaction. Tax consequences may vary depending upon the particular status of an investor. Each potential investor should consult with its own tax advisor as to the U.S. federal, state, local, foreign and any other tax consequences of the purchase, ownership, conversion and disposition of the depositary shares.
If a partnership (or other entity classified as a partnership for U.S. federal income tax purposes) holds the depositary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. A partner and the partnership holding the depositary shares should consult their tax advisors regarding the tax considerations of acquiring, holding and disposing of the depositary shares.
Beneficial owners of depositary shares will be treated as owners of the underlying Preferred Stock for U.S. federal income tax purposes.
U.S. Holders
The discussion in this section is addressed to a U.S. holder, which for this purpose means a beneficial owner of depositary shares that is, for U.S. federal income tax purposes, (1) an individual citizen or resident of the United States, (2) a corporation (or other entity treated as a corporation for U.S. federal tax purposes) created or organized in or under the laws of the United States or of any state thereof or the District of Columbia, (3) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (i) a court within the United States is able to exercise primary supervision over its administration and one or more United States persons have the authority to control all of its substantial decisions or (ii) it has a valid election in effect under applicable Treasury regulations to be treated as a United States person. If you are not a U.S. holder, this subsection does not apply to you and you should refer to “— Non-U.S. Holders” below.
Dividends.   Distributions with respect to the depositary shares will be taxable as dividend income when paid to the extent of our current or accumulated earnings and profits as determined for U.S. federal income tax purposes. To the extent that the amount of a distribution with respect to the depositary shares exceeds our current and accumulated earnings and profits, such distribution will be treated first as a tax-free return of capital to the extent of the U.S. holder’s adjusted tax basis in such depositary shares, and thereafter as capital gain.
Distributions constituting dividend income received by an individual U.S. holder in respect of the depositary shares will generally represent “qualified dividend income” that is taxable at the preferential rates applicable to long term capital gains, provided that certain holding period requirements are met and certain other conditions are satisfied. In addition, distributions on the depositary shares constituting dividend income paid to holders that are U.S. corporations will generally qualify for the 50% dividends-received deduction, subject to various limitations. A corporate U.S. holder may not be entitled to take the 50% dividends-received deduction in all circumstances. In addition to other applicable rules, prospective U.S. corporate investors should consider the effect of:
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Section 246A of the Code, which reduces the dividends-received deduction allowed to a corporate U.S. holder that has incurred indebtedness that is “directly attributable” to an investment in portfolio stock, which may include the depositary shares;

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Section 246(c) of the Code, which, in part, disallows the dividends-received deduction in respect of any dividend on a share of stock that is held for less than the minimum required holding period (generally, at least 46 days during the 91-day period beginning on the date which is 45 days before the date on which the share becomes ex-dividend with respect to such dividend); and

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Section 1059 of the Code, which, under certain circumstances, reduces the basis of stock for purposes of calculating gain or loss in a subsequent disposition by the portion of any “extraordinary dividend” (as defined below) that is eligible for the dividends-received deduction.

Dividends that exceed thresholds in relation to your tax basis in the depositary shares could be characterized as an “extraordinary dividend” under the Code. A corporate U.S. holder will be required to reduce its tax basis (but not below zero) in the depositary shares by the nontaxed portion of any extraordinary dividend if the stock was not held for more than two years before the earliest of the date such dividend is declared, announced, or agreed. Generally, the nontaxed portion of an extraordinary dividend is the amount excluded from income by operation of the dividends-received deduction.
An extraordinary dividend generally would be a dividend that:
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in the case of the Preferred Stock, equals or exceeds 5% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within an 85-day period as one dividend; or

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exceeds 20% of the corporate U.S. holder’s adjusted tax basis in the depositary shares, treating all dividends having ex-dividend dates within a 365-day period as one dividend.

In determining whether a dividend paid on stock is an extraordinary dividend, a corporate U.S. holder may elect to substitute the fair market value of the stock for its tax basis for purposes of applying these tests if the fair market value as of the day before the ex-dividend date is established to the satisfaction of the Secretary of the Treasury. An extraordinary dividend also includes any amount treated as a dividend in the case of a redemption that is either non-pro rata as to all stockholders or in partial liquidation of the corporation, regardless of the stockholder’s holding period and regardless of the size of the dividend. Any part of the nontaxed portion of an extraordinary dividend that is not applied to reduce the corporate U.S. holder’s tax basis as a result of the limitation on reducing its basis below zero would be treated as capital gain and would be recognized in the taxable year in which the extraordinary dividend is received.
A U.S. holder should consult its own tax advisers regarding the availability of the reduced dividend tax rate and the dividends-received deduction in the light of its particular circumstances.
Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares.   A U.S. holder will generally recognize capital gain or loss on a sale, exchange, redemption (other than a redemption that is treated as a distribution, as discussed below) or other taxable disposition of the depositary shares equal to the difference between the amount realized upon the disposition and such U.S. holder’s adjusted tax basis in the shares so disposed. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period for the shares disposed of is more than one year. Long-term capital gains of non-corporate taxpayers are generally taxed at a lower maximum marginal tax rate than the maximum marginal tax rate applicable to ordinary income. The deductibility of net capital losses is subject to limitations.
Redemption of the Depositary Shares.   The tax treatment accorded to any redemption by us of our depositary shares from a U.S. holder can only be determined on the basis of the particular facts as to each U.S. holder of our depositary shares at the time of redemption.
In general, a U.S. holder of our depositary shares will recognize capital gain or loss measured by the difference between the amount received by the U.S. holder of such depositary shares upon the redemption and such U.S. holder’s adjusted tax basis in the depositary shares redeemed (provided the depositary shares are held as a capital asset) if such redemption (i) results in a “complete termination” of the U.S. holder’s interest in all classes of our shares under Section 302(b)(3) of the Code, (ii) is a “substantially disproportionate” redemption under Section 302(b)(2) of the Code, (iii) is “not essentially equivalent to a dividend” with respect to the U.S. holder of the depositary shares under Section 302(b)(1) of the Code, or (iv) is a redemption of stock held by a non-corporate shareholder where such redemption results in a partial liquidation of us under Section 302(b)(4) of the Code. In applying these tests, there must be taken into account not only the depositary shares being redeemed, but also such U.S. holder’s ownership of other classes and series of our capital stock and any options (including stock purchase rights) to acquire any of the foregoing. A U.S. holder of our depositary shares also must take into account any such securities (including options) which are considered to be owned by such U.S. holder by reason of the constructive ownership rules set forth in Sections 318 and 302(c) of the Code.
If the redemption does not meet any of the tests under Section 302 of the Code, then the redemption proceeds received from our depositary shares will be treated as a distribution on our shares and will be taxable as described under the caption “U.S. Holders — Dividends” above. If a redemption of the depositary shares is treated as a distribution that is taxable as a dividend, you are urged to consult your own tax advisors regarding the allocation of your tax basis in the redeemed and remaining depositary shares.
Information reporting and backup withholding on U.S. holders.   Certain U.S. holders may be subject to backup withholding with respect to the payment of dividends on the depositary shares and to certain payments of proceeds on the sale or redemption of the depositary shares unless such U.S. holders provide proof of an applicable exemption or a correct taxpayer identification number, and otherwise comply with applicable requirements of the backup withholding rules.
Backup withholding is not an additional tax. Any amount withheld under the backup withholding rules from a payment to a U.S. holder is allowable as a credit against such holder’s U.S. federal income tax, which may entitle the U.S. holder to a refund, provided that the U.S. holder provides the required information to the Internal Revenue Service, which we refer to as the IRS, in a timely manner. Moreover, certain penalties may be imposed by the IRS on a U.S. holder who is required to furnish information but does not do so in the proper manner.
Information returns will generally be filed with the IRS in connection with the payment of dividends on the depositary shares to U.S. holders and certain payments of proceeds to U.S. holders on the sale or redemption of the depositary shares, unless the U.S. holder is an exempt recipient, such as a corporation.
Medicare Tax.   A U.S. holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% Medicare tax on the lesser of (1) the U.S. holder’s “net investment income” (or “undistributed net investment income” in the case of an estate or trust) for the relevant taxable year and (2) the excess of the U.S. holder’s modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual’s circumstances). A holder’s net investment income will generally include its dividend income and its net gains from the disposition of depositary shares, unless such dividend income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a U.S. holder that is an individual, estate, or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in the depositary shares.
Non-U.S. Holders
The discussion in this section is addressed to non-U.S. holders of the depositary shares. For this purpose, a non-U.S. holder is a beneficial owner of depositary shares other than a U.S. holder or partnership. This summary does not discuss all of the tax consequences that may be relevant to holders in light of their particular circumstances or to holders subject to special rules, such as those special classes of holders described in the initial paragraph under “Certain U.S. Federal Income Tax Considerations” above, nonresident alien individuals who have lost their U.S. citizenship or who have ceased to be treated as resident aliens, corporations that are treated as domestic personal holding companies, controlled foreign corporations, or passive foreign investment companies and foreign holders that are owned or controlled by U.S. holders. Persons considering the purchase of depositary shares should consult their own tax advisors regarding the application of U.S. federal income and estate tax laws to their particular situations, as well as any tax consequences arising under the laws of any state, local or foreign tax jurisdiction or under an applicable tax treaty.
Dividends.   Generally, dividends paid to a non-U.S. holder with respect to the depositary shares will be subject to U.S. federal withholding tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty provided the non-U.S. holder furnishes a properly completed applicable IRS Form W-8 (or suitable successor or substitute form) certifying that such holder is eligible for treaty benefits. However, dividends that are effectively connected with the conduct of a trade or business of the non-U.S. holder within the United States and, where an applicable tax treaty so provides, are attributable to a U.S. permanent establishment, are not subject to the withholding tax, but instead are subject to U.S. federal income tax on a net income basis at applicable graduated individual rates or the corporate rate. Certain certification and disclosure requirements must be complied with in order for effectively connected income to be exempt from withholding. Any such effectively connected dividends received by a foreign corporation may, under certain circumstances, be subject to an additional branch profits tax at a 30% rate or such lower rate as specified by an applicable income tax treaty.
A non-U.S. holder eligible for a reduced rate of U.S. withholding tax pursuant to an applicable income tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the IRS.
Sale, Exchange, or Certain Other Taxable Dispositions of the Depositary Shares.   A non-U.S. holder generally will not be subject to U.S. federal income or withholding tax on gain realized on the sale, exchange or redemption of the depositary shares so long as:
•
the gain is not effectively connected with a U.S. trade or business of the non-U.S. holder (or if a tax treaty applies, the gain is not attributable to a U.S. permanent establishment maintained by such non-U.S. holder);

•
in the case of a nonresident alien individual, such non-U.S. holder is not present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met); or

•
the depositary shares do not constitute U.S. real property interests in a “U.S. real property holding corporation,” which we refer to as a USRPHC, for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the disposition or the period that the non-U.S. holder held the depositary shares.

If such gain is effectively connected with a U.S. trade or business of a non-U.S. holder (or if a tax treaty applies, the gain is attributable to a U.S. permanent establishment maintained by such non-U.S. holder), the non-U.S. holder will be subject to U.S. federal income tax on the net gain derived from the disposition at the applicable individual or corporate rates and, in the case of a non-U.S. holder that is a corporation, may be subject to a “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. If the non-U.S. holder is a nonresident alien individual, such non-U.S. holder is present in the United States for 183 or more days in the taxable year of the sale or disposition (and certain other conditions are met), the non-U.S. holder will be subject to a flat 30% tax on the gain derived from the disposition, which may be offset by U.S.-source capital losses (even though the non-U.S. holder is not considered a resident of the United States) for the taxable year, provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.
We do not believe that we currently are a USRPHC or that we will become one in the future. However, because the determination of whether we are a USRPHC depends on the fair market value of our U.S. real property relative to the fair market value of our worldwide real property interests plus certain other business assets, there can be no assurance that we are not or will not become a USRPHC. Generally, a corporation is a USRPHC only if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests plus certain other business assets. Even if we are or were to become a USRPHC, gain arising from a non- U.S. Holder’s sale or other taxable disposition of the depositary shares will not be subject to U.S. federal income tax if the depositary shares are regularly traded on an established securities market (within the meaning of Section 97(c)(3) of the Code) and the non-U.S. Holder actually and constructively owns 5% or less of the depositary shares throughout the shorter of the five-year period preceding the non-U.S. Holder’s disposition of, or the non-U.S. Holder’s holding period for, the depositary shares. Please note, though, that we can provide no assurance that the depositary shares will be or remain regularly traded.
Information reporting and backup withholding on non-U.S. holders.   Payment of dividends and the tax withheld with respect thereto are subject to information reporting requirements. These information reporting requirements apply regardless of whether withholding was reduced or eliminated by an applicable income tax treaty, or withholding was not required because the dividends were effectively connected with a trade or business in the United States conducted by the non-U.S. holder. Copies of the information returns reporting such dividends and withholding may also be made available by the IRS under the provisions of an applicable income tax treaty or agreement to the tax authorities in the country in which the non-U.S. holder resides. U.S. backup withholding will generally apply on payment of dividends to non-U.S. holders unless such non-U.S. holders furnish to the payor the appropriate IRS Form W-8 (or suitable successor or substitute form) certifying as to their non-U.S. status, or such non-U.S. holders otherwise establish an exemption.
Payment by a U.S. office of a broker of the proceeds of a sale of the depositary shares is subject to both backup withholding and information reporting unless the non-U.S. holder, or beneficial owner thereof, as applicable, certifies that it is a non-U.S. holder on the appropriate IRS Form W-8 (or suitable successor or substitute form), or otherwise establishes an exemption. Subject to certain limited exceptions, backup withholding and information reporting generally will not apply to a payment of proceeds from the sale of the depositary shares if such sale is effected through a foreign office of a broker. Backup withholding is not an additional tax. Any amounts withheld from a payment to a non-U.S. holder under the backup withholding rules will be allowed as a credit against that holder’s U.S. federal income tax liability and may entitle the holder to a refund, provided that the holder furnishes the required information to the IRS.
Foreign Account Tax Compliance Act (“FATCA”)
FATCA generally imposes a 30% withholding tax on (i) payments of dividends on depositary shares and (ii) subject to the proposed Treasury regulations discussed below, the gross proceeds from the sale or other disposition of depositary shares that produce U.S. source dividends (including the sale, exchange, redemption, retirement or other disposition of the depositary shares), in each case to certain foreign financial institutions and certain other non-U.S. entities unless certain certification, information reporting and other specified requirements satisfied. An inter-governmental agreement between the United States and an applicable non-U.S. country may modify such requirements.
Treasury regulations proposed in December 2018 eliminate FATCA withholding on the gross proceeds from a sale or other disposition of instruments, such as the depositary shares, that produce U.S. source dividends. In its preamble to such proposed Treasury regulations, the IRS stated that taxpayers may generally rely on the proposed Treasury regulations until final Treasury regulations are issued. Under certain circumstances, a non-U.S. holder might be eligible for refunds or credits of such taxes. Prospective investors should consult their own tax advisors regarding the relevant U.S. law and other official guidance on FATCA withholding.
You are urged to consult your own tax advisors regarding FATCA and the application of these requirements to your investment in the depositary shares.

UNDERWRITING
We are offering the depositary shares described in this prospectus supplement through a number of underwriters. We have entered into an underwriting agreement with the underwriters named below. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter has severally agreed to purchase, at the public offering price less the underwriting discounts set forth on the cover page of this prospectus supplement, the number of depositary shares listed next to its name below:
Name	Number of Depositary Shares
RBC Capital Markets, LLC	10,625,000
Keefe, Bruyette & Woods, Inc.	2,125,000
Piper Sandler & Co.	2,125,000
U.S. Bancorp Investments, Inc.	2,125,000
Total	17,000,000
The underwriters have advised us that they are committed to purchase all the depositary shares offered by us if they purchase any depositary shares. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may also be increased or the offering may be terminated.
The underwriters propose to offer the depositary shares directly to the public at the initial public offering price set forth on the cover page of this prospectus supplement and to certain dealers at that price less a concession not in excess of $0.30 per depositary share sold to institutional investors and $0.50 per depository share sold to retail investors. Any such dealers may resell depositary shares to certain other brokers or dealers at a discount of up to $0.45 per depositary share sold to retail investors from the initial public offering price. After the initial public offering of the depositary shares, the offering price and other selling terms may be changed by the underwriters. Sales of depositary shares made outside of the U.S. may be made by affiliates of the underwriters.
Underwriting Discounts
The underwriting fee is equal to the public offering price per depositary share less the amount paid by the underwriters to us per depositary share. The following table shows the per depositary share and total underwriting discounts to be paid to the underwriters.
Per Depositary Share(1)	$0.5405
Total	$9,187,700

(1)
Reflects 14,608,000 depositary shares sold to institutional investors, for which the underwriters received an underwriting discount of $0.5000 per depositary share, and 2,392,000 depositary shares sold to retail investors, for which the underwriters received an underwriting discount of $0.7875 per depositary share.

We estimate that our total expenses of this offering, including registration, filing fees, printing fees and legal and accounting expenses, but excluding underwriting discounts, will be approximately $1.1 million.
We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.
Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus supplement in any jurisdiction where action for that purpose is required. The securities offered by this prospectus supplement and the accompanying prospectus may not be offered or sold, directly or indirectly, nor may this prospectus supplement, the accompanying prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons who come to possess this prospectus supplement or the accompanying prospectus are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus supplement and the accompanying prospectus. This prospectus supplement and the accompanying prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus supplement and the accompanying prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.
The depositary shares are a new issue of securities with no established trading market. We intend to apply to list the depositary shares on The NASDAQ Global Select Market. However, there is no guarantee that we will be able to list the depositary shares. If the application is approved, we expect trading of the depositary shares on The NASDAQ Global Select Market to begin within the 30-day period after the original issuance date. Even if the depositary shares are listed, there can be no assurance that an active trading market for the depositary shares will develop, or, if developed, that an active trading market will be maintained. Certain of the underwriters have advised us that they intend to facilitate secondary market trading by making a market in the depositary shares. However, the underwriters are not obligated to make a market in the depositary shares and may discontinue market making activities at any time. If an active market is not developed or sustained, the market price and liquidity of the depositary shares may be adversely affected. If the depositary shares are traded, they may trade at a discount from their initial offering price, depending on prevailing interest rates, the market for similar securities, our operating performance and financial condition, general economic conditions and other factors.
No Sales of Similar Securities
We have agreed that we will not, during the period commencing on the date of this prospectus supplement and ending 30 days after pricing of this offering, without first obtaining the prior written consent of the underwriters, directly or indirectly, issue, sell, offer or otherwise dispose of, or announce the offering of any preferred stock or securities exchangeable or convertible into preferred stock, except for the Preferred Stock and the depositary shares sold to the underwriters pursuant to the underwriting agreement.
Price Stabilization and Short Positions
Until the distribution of the depositary shares is completed, SEC rules may limit underwriters and selling group members from bidding for and purchasing the depositary shares. However, the representatives may engage in transactions that have the effect of stabilizing the price of the depositary shares, such as purchases and other activities that peg, fix or maintain that price.
In connection with this offering, the underwriters may bid for or purchase and sell depositary shares in the open market. These transactions may include short sales and purchases on the open market to cover positions created by short sales. Short sales involve the sale by the underwriters of a greater number of depositary shares than they are required to purchase in this offering creating a short position. The underwriters may close out any short position by purchasing shares in the open market.
Similar to other purchase transactions, the underwriters’ purchases to cover the syndicate short sales and other activities may have the effect of raising or maintaining the market price of depositary shares or preventing or retarding a decline in the market price of depositary shares. As a result, the price of the depositary shares may be higher than the price that might otherwise exist in the open market. The underwriters may conduct these transactions on The NASDAQ Global Select Market, in the over-the-counter market or otherwise.
Neither we nor any of the underwriters make any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the price of the depositary shares. In addition, neither we nor any of the underwriters make any representation that the representatives will engage in these transactions or that these transactions, once commenced, will not be discontinued without notice.
Other Relationships
The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investment, hedging, market making, brokerage and other financial and non-financial activities and services. The underwriters and their respective affiliates have engaged in, and may in the future engage in, investment banking and other commercial dealings in the ordinary course of business with us or our affiliates and have received, or may in the future receive, customary fees and commissions for these transactions.
Each of Royal Bank of Canada, an affiliate of RBC Capital Markets, LLC, one of the underwriters, and U.S. Bank National Association, an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters, is a lender under our amended and restated credit agreement, dated December 12, 2022, as amended, under which U.S. Bank National Association also serves as the administrative agent.
Certain of the underwriters and their affiliates have in the past provided to us and our affiliates and may provide from time to time in the future certain commercial banking, financial advisory, investment banking and other services for us and such affiliates in the ordinary course of their business, for which they have received and may continue to receive customary fees and commissions. From time to time, certain of the underwriters and their affiliates may affect transactions for their own account or the account of customers, and hold on behalf of themselves or their customers, long or short positions in our debt or equity securities or loans, and may do so in the future.
In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments including serving as counterparties to certain derivative and hedging arrangements, and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. If any of the underwriters or their affiliates has a lending relationship with us, certain of those underwriters or their affiliates routinely hedge, and certain other of those underwriters or their affiliates may hedge, their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities. Any such credit default swaps or short positions could adversely affect future trading prices of the depositary shares offered hereby. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Also, U.S. Bank Trust Company, National Association, which is an affiliate of U.S. Bancorp Investments, Inc., one of the underwriters, will act as the registrar and depositary for the depositary shares.
Alternative Settlement Cycle
It is expected that delivery of the depositary shares will be made against payment therefor on or about May 22, 2025, which is the tenth business day following the date hereof (such settlement cycle being referred to as “T+10”). Pursuant to Rule 15c6-1 under the Exchange Act, trades in the secondary market generally are required to settle in one business day unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the depositary shares more than one business day prior to the settlement date will be required, by virtue of the fact that the depositary shares initially will settle in T+10, to specify an alternative settlement cycle at the time of any such trade to prevent failed settlement. Purchasers of the depositary shares who wish to trade such depositary shares more than one business days prior to the settlement date should consult their own advisors.
Selling Restrictions
Canada
The depositary shares may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the depositary shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.
Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement and the accompanying prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.
Pursuant to section 3A.3 of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriters are not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.
European Economic Area
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129, as amended (the “Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in any Member State of the European Economic Area (the “EEA”) will only be made to a legal entity which is a qualified investor under the Prospectus Regulation (each, an “EEA Qualified Investor”). Accordingly, any person making or intending to make an offer in any Member State of the EEA of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to EEA Qualified Investors. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in the EEA other than to EEA Qualified Investors.
The depositary shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus shall not be offered, sold or otherwise made available to any retail investor in the EEA. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU, as amended (“MiFID II”); or

(ii)
a customer within the meaning of Directive (EU) 2016/97, as amended, where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or
(iii)
not an EEA Qualified Investor; and

(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.
United Kingdom
Neither this prospectus supplement nor the accompanying prospectus is a prospectus for the purposes of Regulation (EU) 2017/1129 as it forms part of domestic law in the United Kingdom (the “UK Prospectus Regulation”). This prospectus supplement and the accompanying prospectus have been prepared on the basis that any offer of depositary shares in the United Kingdom will only be made to a legal entity which is a qualified investor under the UK Prospectus Regulation (each, a “UK Qualified Investor”). Accordingly, any person making or intending to make an offer in the United Kingdom of depositary shares which are the subject of the offering contemplated in this prospectus supplement and the accompanying prospectus may only do so with respect to UK Qualified Investors. Neither the issuer nor the underwriters have authorized, nor do they authorize, the making of any offer of depositary shares in the United Kingdom other than to UK Qualified Investors.
The communication of this prospectus supplement, the accompanying prospectus and any other document or materials relating to the issue of the depositary shares offered hereby is not being made, and this prospectus supplement, the accompanying prospectus and such other documents and/or materials have not been approved, by an authorized person for the purposes of section 21 of the United Kingdom’s Financial Services and Markets Act 2000, as amended (the “FSMA”). Accordingly, this prospectus supplement, the accompanying prospectus and such other documents and/or materials are not being distributed to, and must not be passed on to, the general public in the United Kingdom. This prospectus supplement, the accompanying prospectus and such other documents and/or materials are for distribution only to persons who (i) have professional experience in matters relating to investments and who fall within the definition of investment professionals (as defined in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005, as amended (the “Financial Promotion Order”)), (ii) fall within Article 49(2)(a) to (d) of the Financial Promotion Order, (iii) are outside the United Kingdom, or (iv) are other persons to whom it may otherwise lawfully be communicated or distributed under the Financial Promotion Order (all such persons together being referred to as “relevant persons”). This prospectus supplement, the accompanying prospectus and any such other documents and/or materials are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement, the accompanying prospectus and any such other documents and/or materials relate will be engaged in only with relevant persons. Any person in the United Kingdom that is not a relevant person should not act or rely on this prospectus supplement, the accompanying prospectus or any other documents and/or materials relating to the issue of the depositary shares offered hereby or any of their contents.
The depositary shares which are the subject of the offering contemplated by this prospectus supplement and the accompanying prospectus shall not be offered, sold or otherwise made available to any retail investor in the United Kingdom. For the purposes of this provision:
(a)   the expression “retail investor” means a person who is one (or more) of the following:
(i)
a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom; or

(ii)
a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement Directive (EU) 2016/97, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom; or
(iii)
not a UK Qualified Investor; and

(b)   the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the depositary shares to be offered so as to enable an investor to decide to purchase or subscribe for the depositary shares.
All applicable provisions of the FSMA must be complied with with respect to anything done in relation to the depositary shares in, from or otherwise involving the United Kingdom.
Japan
The depositary shares have not been and will not be registered under the Financial Instruments and Exchange Act of Japan (Act No. 25 of 1948, as amended) (the “FIEA”) and, accordingly, will not be offered or sold, directly or indirectly, in Japan or to, or for the account or benefit of, any resident of Japan (which term as used herein means any person resident in Japan, including any corporation or other entity organized under the laws of Japan), or to others for re-offering or resale, directly or indirectly, in Japan or to, or for the account or benefit of, a resident of Japan, except pursuant to an exemption from the registration requirements of, and otherwise in compliance with, the FIEA and any other applicable laws, regulations and ministerial guidelines of Japan promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time.
Hong Kong
The depositary shares have not been and will not be offered or sold in Hong Kong by means of any document other than (i) to “professional investors” within the meaning of the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (the “SFO”) and any rules made thereunder or (ii) in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (the “C(WUMP)O”), or which do not constitute an offer to the public within the meaning of the C(WUMP)O and no advertisement, invitation or document relating to the depositary shares may be issued or may be in the possession of any person for the purpose of issue, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to depositary shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.
Singapore
This prospectus supplement has not been registered as a prospectus under the Securities and Futures Act 2001 (“SFA”) by the Monetary Authority of Singapore, and the offer of the depository shares in Singapore is made primarily pursuant to the exemptions under Sections 274 and 275 of the SFA. Accordingly, the prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the depositary shares may not be circulated or distributed, nor may the depository shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (i) to an institutional investor (as defined in Section 4A of the SFA) (an “Institutional Investor”) pursuant to Section 274 of the SFA, (ii) to an accredited investor (as defined in Section 4A of the SFA) (an “Accredited Investor”) or other relevant person (as defined in Section 275(2) of the SFA) (a “Relevant

Person”) and pursuant to Section 275(1) of the SFA, or to any person pursuant to an offer referred to in Section 275(1A) of the SFA, and in accordance with the conditions specified in Section 275 of the SFA and (where applicable) Regulation 3 of the Securities and Futures (Classes of Investors) Regulations 2018, or (iii) otherwise pursuant to and in accordance with the conditions of, any other applicable provisions of the SFA.
It is a condition of the offer that where the depositary shares are subscribed for or purchased pursuant to an offer made in reliance on Section 275 of the SFA by a Relevant Person which is:
(a)   a corporation (which is not an Accredited Investor ), the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an Accredited Investor; or
(b)   a trust (where the trustee is not an Accredited Investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an Accredited Investor, securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (however described) in that trust shall not be transferred within 6 months after that corporation or that trust has acquired the depositary shares except:
(i)   to an Institutional Investor, an Accredited Investor, a Relevant Person, or which arises from an offer referred to in Section 275(1A) of the SFA (in the case of that corporation) or Section 276(4)(c)(ii) of the SFA (in the case of the trust);
(ii)   where no consideration is or will be given for the transfer;
(iii)   when the transfer is by operation of law; or
(iv)   as specified in Section 276(7) of the SFA.
Singapore Securities and Futures Act Product Classification — Solely for the purposes of its obligations pursuant to sections 309B(1)(a) and 309B(1)(c) of the SFA, the Issuer has determined, and hereby notifies all relevant persons (as defined in Section 309A of the SFA) that the depositary shares are “prescribed capital markets products” (as defined in the Securities and Futures (Capital Markets Products) Regulations 2018) and Excluded Investment Products (as defined in MAS Notice SFA 04-N12: Notice on the Sale of Investment Products and MAS Notice FAA-N16: Notice on Recommendations on Investment Products).
Switzerland
The depositary shares may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange (the “SIX”) or on any other stock exchange or regulated trading facility in Switzerland. This prospectus supplement has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX Listing Rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the depositary shares or the offering may be publicly distributed or otherwise made publicly available in Switzerland.
Dubai International Financial Centre
This prospectus supplement and the accompanying prospectus relates to an Exempt Offer in accordance with the Offered Securities Rules of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Offered Securities Rules of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus nor taken steps to verify the information set forth herein and has no responsibility for the prospectus supplement. The depositary shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the depositary shares offered should conduct their own due diligence on the depositary shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.
Abu Dhabi Global Market
This prospectus supplement and the accompanying prospectus are for distribution only to persons who (a) are outside the Abu Dhabi Global Market, or (b) are Authorised Persons or Recognised Bodies (as such terms are defined in the Financial Services and Markets Regulations 2015 (“FSMR”)), or (c) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 18 of FSMR) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This prospectus supplement and the accompanying prospectus are directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement and the accompanying prospectus relate are available only to relevant persons and will be engaged in only with relevant persons.

LEGAL MATTERS
The validity of the depositary shares offered hereby will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois. Certain legal matters related to the offering will be passed upon for the underwriters by Squire Patton Boggs (US) LLP, Cincinnati, Ohio.
EXPERTS
The consolidated financial statements of Wintrust Financial Corporation appearing in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2024 and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2024 (excluding the internal control over financial reporting of Macatawa Bank Corporation) have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, which as to the report on the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting contains an explanatory paragraph describing the above referenced exclusion of Macatawa Bank Corporation from the scope of such firm’s audit of internal control over financial reporting included therein and incorporated herein by reference. Such consolidated financial statements and Wintrust management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 (which did not include an evaluation of the internal control over financial reporting of Macatawa Bank Corporation) have been incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

PROSPECTUS
Wintrust Financial Corporation
Debt Securities, Common Stock, Preferred Stock, Depositary Shares,
Warrants, Stock Purchase Contracts, Stock Purchase Units and
Hybrid Securities Combining Elements of the Foregoing
This prospectus relates to the potential offer and sale, in one or more offerings, of debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing. In addition, certain other persons to be identified in a prospectus supplement may offer and sell our securities. We will not receive any proceeds from any sale of securities by such persons.
This prospectus provides a general description of the securities we or certain selling securityholders and their successors, including transferees, which we collectively refer to as selling securityholders, may offer. Each time we sell or any selling securityholder sells securities, we will describe the specific terms of the securities offered in one or more supplements to this prospectus at the time of each offering. Those terms may include maturity, interest rate, sinking fund terms, currency of payments, dividends, redemption terms, listing on a securities exchange, amount payable at maturity, conversion or exchange rights, liquidation amount, subsidiary guarantees and subordination.
We and any selling securityholder may offer the securities on a continuous or delayed basis from time to time directly or through underwriters, dealers or agents and in one or more public or private transactions and at fixed prices, prevailing market prices, at prices related to prevailing market prices or at negotiated prices. If any offering involves underwriters, dealers or agents, we will describe our and any selling securityholder’s arrangements with them in the prospectus supplement that relates to that offering, and such selling securityholder will be responsible for underwriting discounts or commissions or agents’ commissions with respect to any securities they sell.
This prospectus may not be used to offer and sell the securities unless accompanied by a prospectus supplement. A prospectus supplement may add, update or change information contained in this prospectus. You should read this prospectus and the applicable prospectus supplement, as well as the documents incorporated and deemed to be incorporated by reference in this prospectus, carefully before you invest.
Our common stock is quoted on The NASDAQ Global Select Market under the trading symbol “WTFC.” On May 8, 2023, the last sales price on The NASDAQ Global Select Market for our common stock was $63.29. None of the other securities that may be offered pursuant to this prospectus are listed on an exchange. If we decide to list or seek a quotation for any other securities, the prospectus supplement relating to those securities will disclose the exchange or market on which such securities will be listed or quoted.
Investing in our securities involves risk. See “Risk Factors” included on page 1 of this prospectus and in any applicable prospectus supplement, in addition to the risk factors that are incorporated by reference in this prospectus or any applicable prospectus supplement.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
These securities will not be savings accounts, deposits or other obligations of any bank or non-bank subsidiary of ours and are not insured or guaranteed by the Federal Deposit Insurance Corporation, which we refer to as the FDIC, or any other governmental agency.
Our principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, telephone number: (847) 939-9000.
The date of this prospectus is May 9, 2023.

Prospectus

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended, which we refer to as the Securities Act, utilizing an automatic “shelf” registration process. Under this automatic shelf registration process, we or any selling securityholder may offer and sell, in one or more offerings, the securities described in this prospectus from time to time. This prospectus provides you with a general description of the securities we or any selling securityholder may offer. Each time we offer or any selling securityholder offers these securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. Please carefully read this prospectus and the applicable prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”
This prospectus omits some information contained in the registration statement in accordance with SEC rules and regulations. You should review the information and exhibits included in the registration statement for further information about us and the securities we are offering. Statements in this prospectus concerning any document we filed as an exhibit to the registration statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to those filings. You should review the complete document to evaluate these statements.
You should only assume that the information in this prospectus or in any prospectus supplement is accurate as of the date on the front of the document. Our business, financial condition, results of operations and prospects may have changed since that date.
Each reference in this prospectus to “Wintrust,” “the Company,” “we,” “us” and “our” means Wintrust Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC, including us. The SEC’s internet site can be found at http://www.sec.gov. We make available free of charge most of our SEC filings on the investor relations page of our website at http://www.wintrust.com as soon as reasonably practicable after we electronically file these materials with the SEC. You may access these SEC filings on our website. Except for those SEC filings incorporated by reference in this prospectus, none of the other information on our website is part of this prospectus.
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC allows us to “incorporate by reference” into this prospectus the information we file with the SEC, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC that is incorporated by reference herein will automatically update and supersede this information. SEC rules and regulations also permit us to “furnish” rather than “file” certain reports and information with the SEC. Any such reports or information which we have indicated or indicate in the future as being “furnished,” including any information furnished under either Item 2.02 or Item 7.01 or any related exhibit furnished under Item 9.01(d) of any Current Report on Form 8-K unless, and except to the extent, specified in any such Current Report on Form 8-K or in any applicable prospectus supplement, shall not be deemed to be incorporated by reference into or otherwise become a part of this prospectus, regardless of when furnished to the SEC. We incorporate by reference the following documents we filed with the SEC (file number 001-35077) and any future filings that we make with the SEC under Sections 13(a), 13(c), 14, or 15(d) of the Securities Exchange Act of 1934, as amended, which we refer to as the Exchange Act, until the offerings of the securities contemplated by this prospectus are terminated:
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our Annual Report on Form 10-K for the year ended December 31, 2022 filed with the SEC on February 28, 2023;

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our Quarterly Report on Form 10-Q for the quarter ended March 31, 2023 filed with the SEC on May 9, 2023;

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those portions of our Definitive Proxy Statement on Schedule 14A filed with the SEC on April 6, 2023 incorporated by reference in our Annual Report on Form 10-K for the year ended December 31, 2022;

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our Current Reports on Form 8-K filed with the SEC on January 5, 2023 and January 30, 2023 (Items 5.02 and 5.03 only); and

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the description of our common stock, which is registered under Section 12 of the Exchange Act, in our Form 8-A filed with the SEC on January 3, 1997, including any subsequently filed amendments and reports updating such description.

You may request a copy of these filings, other than an exhibit to a filing unless that exhibit is specifically incorporated by reference into that filing, at no cost, by writing to us at the following address or calling us at the following telephone number:
Wintrust Financial Corporation
9700 W. Higgins Road, Suite 800
Rosemont, Illinois 60018
Attention: Investor Relations
(847)939-9000
We will provide to each person, including any beneficial owner, to whom a copy of this prospectus is delivered a copy of any or all of the information that has been incorporated by reference in this prospectus but not delivered with this prospectus. We will provide this information upon written or oral request at no cost to the requester. You should direct your requests to us at the address or telephone number above.

You should rely only on the information incorporated by reference or provided in this prospectus or any prospectus supplement. We have not authorized anyone else to provide you with different information or to make any representations other than as contained in this prospectus or in any prospectus supplement. This document may only be used where it is lawful to sell these securities. Neither we nor any selling securityholders are making any offer of these securities in any state where the offer is not permitted.

SPECIAL NOTE CONCERNING FORWARD-LOOKING STATEMENTS
This prospectus, the documents incorporated by reference or deemed incorporated by reference, any related prospectus supplement and any other written or oral statements made by us from time to time may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking information can be identified through the use of words such as “intend,” “plan,” “project,” “expect,” “anticipate,” “believe,” “estimate,” “contemplate,” “possible,” “will,” “may,” “should,” “would” and “could.” Forward-looking statements and information are not historical facts, are premised on many factors and assumptions, and represent only management’s expectations, estimates and projections regarding future events. Similarly, these statements are not guarantees of future performance and involve certain risks and uncertainties that are difficult to predict, and which may include, but are not limited to, those listed below and the risk factors discussed under Item 1A of our Annual Report on Form 10-K for the year ended December 31, 2022, as well as other risks and uncertainties set forth from time to time in our other filings with the SEC and those set forth below.
We intend such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, and are including this statement for purposes of invoking these safe harbor provisions. Such forward-looking statements may be deemed to include, among other things, statements relating to our future financial performance, the performance of our loan portfolio, the expected amount of future credit reserves and charge-offs, delinquency trends, growth plans, regulatory developments, securities that we may offer from time to time, and management’s long-term performance goals, as well as statements relating to the anticipated effects on our financial condition and results of operations from expected developments or events, our business and growth strategies, including future acquisitions of banks, specialty finance or wealth management businesses, internal growth and plans to form additional de novo banks or branch offices. Actual results could differ materially from those addressed in the forward-looking statements as a result of numerous factors and uncertainties, including the following:
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economic conditions and events that affect the economy, housing prices, the job market and other factors that may adversely affect our liquidity and the performance of our loan portfolios, including an actual or threatened U.S. government debt default or rating downgrade, particularly in the markets in which we operate;

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negative effects suffered by us or our customers resulting from changes in U.S. trade policies;

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the extent of defaults and losses on our loan portfolio, which may require further increases in our allowance for credit losses;

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estimates of fair value of certain of our assets and liabilities, which could change in value significantly from period to period;

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the financial success and economic viability of the borrowers of our commercial loans;

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commercial real estate market conditions in the Chicago metropolitan area and southern Wisconsin;

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the extent of commercial and consumer delinquencies and declines in real estate values, which may require further increases in our allowance for credit losses;

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inaccurate assumptions in our analytical and forecasting models used to manage our loan portfolio;

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changes in the level and volatility of interest rates, the capital markets and other market indices that may affect, among other things, our liquidity and the value of our assets and liabilities;

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the interest rate environment, including a prolonged period of low interest rates or rising interest rates, either broadly or for some types of instruments, which may affect our net interest income and net interest margin, and which could materially adversely affect our profitability;

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competitive pressures in the financial services business which may affect the pricing of our loan and deposit products as well as our services (including wealth management services), which may result in loss of market share and reduced income from deposits, loans, advisory fees and income from other products;

v

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failure to identify and complete favorable acquisitions in the future or unexpected difficulties or developments related to the integration of our recent or future acquisitions;

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unexpected difficulties and losses related to FDIC-assisted acquisitions;

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harm to our reputation;

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any negative perception of our financial strength;

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our ability to raise additional capital on acceptable terms when needed;

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disruption in capital markets, which may lower fair values for our investment portfolio;

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our ability to use technology to provide products and services that will satisfy customer demands and create efficiencies in operations and to manage risks associated therewith;

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failure or breaches of our security systems or infrastructure, or those of third parties;

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security breaches, including denial of service attacks, hacking, social engineering attacks, malware intrusion and similar events or data corruption attempts and identity theft;

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adverse effects on our information technology systems resulting from failures, human error or cyberattacks (including ransomware);

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adverse effects of failures by our vendors to provide agreed upon services in the manner and at the cost agreed, particularly our information technology vendors;

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increased costs as a result of protecting our customers from the impact of stolen debit card information;

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accuracy and completeness of information we receive about customers and counterparties to make credit decisions;

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our ability to attract and retain senior management experienced in the banking and financial services industries, and our ability to effectively manage the planned transition of the chief executive officer role;

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environmental liability risk associated with lending activities;

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the impact of any claims or legal actions to which we are subject, including any effect on our reputation;

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losses incurred in connection with repurchases and indemnification payments related to mortgages and increases in reserves associated therewith;

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the loss of customers as a result of technological changes allowing consumers to complete their financial transactions without the use of a bank;

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the soundness of other financial institutions and the impact of recent failures of financial institutions, including broader financial institution liquidity risk and concerns;

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the expenses and delayed returns inherent in opening new branches and de novo banks;

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liabilities, potential customer loss or reputational harm related to closings of existing branches;

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examinations and challenges by tax authorities, and any unanticipated impact of the Tax Cuts and Jobs Act of 2017;

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changes in accounting standards, rules and interpretations, and the impact on our financial statements;

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our ability to receive dividends from our subsidiaries;

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our ability to successfully discontinue use of the London Interbank Offered Rate, or LIBOR, and transition to an alternative benchmark rate for current and future transactions;

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a decrease in our capital ratios, including as a result of declines in the value of our loan portfolios, or otherwise;

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legislative or regulatory changes, particularly changes in regulation of financial services companies and/or the products and services offered by financial services companies;

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changes in laws, regulations, rules, standards and contractual obligations regarding data privacy and cybersecurity;

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a lowering of our credit rating;

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changes in U.S. monetary policy and changes to the Federal Reserve’s balance sheet, including changes in response to persistent inflation or otherwise;

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regulatory restrictions upon our ability to market our products to consumers and limitations on our ability to profitably operate our mortgage business;

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increased costs of compliance, heightened regulatory capital requirements and other risks associated with changes in regulation and the regulatory environment;

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the impact of heightened capital requirements;

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increases in our FDIC insurance premiums, or the collection of special assessments by the FDIC;

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delinquencies or fraud with respect to our premium finance business;

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credit downgrades among commercial and life insurance providers that could negatively affect the value of collateral securing our premium finance loans;

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our ability to comply with covenants under our credit facility;

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fluctuations in the stock market, which may have an adverse impact on our wealth management business and brokerage operation;

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widespread outages of operational, communication, or other systems, whether internal or provided by third parties, natural or other disasters (including acts of terrorism, armed hostilities and pandemics), and the effects of climate change; and

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the severity, magnitude and duration of the COVID-19 pandemic, including the continued emergence of variant strains, and the direct and indirect impact of such pandemic, as well as responses to the pandemic by the government, businesses and consumers, on the economy, our financial results, operations and personnel, commercial activity and demand across our business and our customers’ businesses.

Therefore, there can be no assurances that future actual results will correspond to these forward-looking statements. You are cautioned not to place undue reliance on any forward-looking statement made by us or on our behalf. Any such statement speaks only as of the date the statement was made or as of such date that may be referenced within the statement. We undertake no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. You are advised, however, to consult further disclosures management makes on related subjects in Wintrust’s reports filed with the SEC.

THE COMPANY
Wintrust Financial Corporation, an Illinois corporation, which was incorporated in 1992, is a financial holding company based in Rosemont, Illinois, with total assets of approximately $52.9 billion as of March 31, 2023. We provide community-oriented, personal and commercial banking services to customers generally located in the Chicago metropolitan area, southern Wisconsin and northwest Indiana through our fifteen wholly-owned-banking subsidiaries, as well as the origination and purchase of residential mortgages for sale into the secondary market through Wintrust Mortgage, a division of Barrington Bank & Trust Company, N.A. In addition, we provide specialty finance services, including financing for the payment of property and casualty insurance premiums and life insurance premiums on a national basis through FIRST Insurance Funding, a division of our wholly-owned subsidiary Lake Forest Bank & Trust Company, N.A. (“Lake Forest Bank”), and Wintrust Life Finance, a division of Lake Forest Bank, and in Canada through our premium finance company, First Insurance Funding of Canada, lease financing and other direct leasing opportunities through our wholly-owned subsidiary, Wintrust Asset Finance, Inc., and short-term accounts receivable financing and outsourced administrative services through our wholly-owned subsidiary, Tricom, Inc. of Milwaukee. Further, we provide a full range of wealth management services primarily to customers in our market area through four separate subsidiaries, The Chicago Trust Company, N.A., Wintrust Investments, LLC, Great Lakes Advisors, LLC and Chicago Deferred Exchange Company, LLC.
Our common stock, no par value, our fixed-to-floating rate non-cumulative perpetual preferred stock, series D, no par value, and our depositary shares, each representing a 1/1,000th interest in a share of 6.875% fixed-rate reset non-cumulative perpetual preferred stock, series E, no par value, are traded on The NASDAQ Global Select Market, or NASDAQ, under the ticker symbols “WTFC,” “WTFCM” and “WTFCP,” respectively. Wintrust’s principal executive office is located at 9700 W. Higgins Road, Suite 800, Rosemont, Illinois 60018, and our telephone number is (847) 939-9000.
RISK FACTORS
Investing in our securities involves risk. Before deciding to purchase any of the securities to which this prospectus relates, you should carefully consider the discussion of risks and uncertainties under the heading “Risk Factors” in our most recent Annual Report on Form 10-K and under similar headings in our subsequent Quarterly Reports on Form 10-Q, as well as the other risks and uncertainties described in any other documents incorporated by reference in this prospectus or in any applicable prospectus supplement. See the section entitled “Where You Can Find More Information” in this prospectus.
USE OF PROCEEDS
We will not receive any proceeds from any securities sold by a selling securityholder.
Except as otherwise provided in the prospectus supplement accompanying this prospectus, we expect to use the net proceeds from the sale by the Company of the offered securities for general corporate purposes. These purposes may include, without limitation, investments at the holding company level, providing capital to support our growth, acquisitions or other business combinations, including FDIC-assisted acquisitions, and reducing or refinancing existing debt.
Pending such use, we may temporarily invest the net proceeds in short-term securities or reduce our short-term indebtedness, or we may hold the net proceeds in deposit accounts in our subsidiary banks.

GENERAL DESCRIPTION OF SECURITIES
We or any selling securityholder may offer under this prospectus debt securities, common stock, preferred stock, depositary shares, warrants, stock purchase contracts, stock purchase units and hybrid securities combining elements of the foregoing, either individually or as units consisting of two or more securities.
The following description of the terms of these securities sets forth some of the general terms and provisions of securities that may be offered by us or any selling securityholder. The particular terms of securities offered by any prospectus supplement and the extent, if any, to which the general terms set forth below do not apply to those securities will be described in the applicable prospectus supplement. In addition, if we offer securities as units, the terms of the units will be described in the applicable prospectus supplement. If the information contained in the prospectus supplement differs from the following description, you should rely on the information in the prospectus supplement.
Description of Debt Securities
We may issue debt securities from time to time in one or more series. The following briefly summarizes the material provisions of the indentures, as defined below, pursuant to which such debt securities may be issued. As used in this summary, the term “Wintrust” means Wintrust Financial Corporation and does not include any of its subsidiaries. This summary is not complete and is qualified in its entirety by reference to such indentures. You should read the more detailed provisions of the indentures, including the defined terms, for provisions that may be important to you. You should also review the particular terms of a series of debt securities, which will be described in more detail in the applicable prospectus supplement.
General
We may issue, and offer pursuant to this prospectus, senior or subordinated debt securities. The senior debt securities and, in the case of debt securities in bearer form, any coupons to these securities will constitute part of our senior debt and, except as otherwise included in the applicable prospectus supplement, will rank on a parity with all of our other unsecured and unsubordinated debt. The subordinated debt securities and, in the case of debt securities in bearer form, any coupons to these securities will constitute part of our subordinated debt and will be subordinate and junior in right of payment to all of our “senior indebtedness,” as defined below. If this prospectus is being delivered in connection with a series of subordinated debt securities, the applicable prospectus supplement or the information we incorporate in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of the most recent fiscal quarter.
Our senior debt securities will be issued under a senior indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such senior debt securities, if any, which we refer to collectively as the “senior indenture.” Our subordinated debt securities will be issued under a subordinated indenture, the form of which is included as an exhibit to the registration statement of which this prospectus is a part, and the related supplemental indenture for such subordinated debt securities, if any, which we refer to collectively as the “subordinated indenture.” We refer to the senior indenture and the subordinated indenture collectively as the “indentures,” and we refer to senior debt securities and subordinated debt securities collectively as the “debt securities.”
The provisions of the indentures allow us to “reopen” a previous issue of a series of debt securities and issue additional debt securities of that issue. The debt securities may be denominated and payable in U.S. dollars. The debt securities may bear interest at a fixed rate or a floating rate, which, in either case, may be zero, or at a rate that varies during the lifetime of the debt security. The debt securities may be sold at a discount below their stated principal amount.
The indentures do not limit the aggregate principal amount of indebtedness that may be issued thereunder and provide that debt securities may be issued thereunder from time to time in one or more series. The covenants and provisions in the indentures afford the holders of the debt securities of any series only limited protection in the event of a highly leveraged transaction, reorganization, restructuring, merger or similar transaction involving Wintrust that may adversely affect such holders.

Terms Specified in Prospectus Supplement
We will describe in a supplement to this prospectus the particular terms of any debt securities being offered and any modifications of or additions to the general terms of the debt securities. Accordingly, you should read both the prospectus supplement relating to the particular debt securities being offered and the general description of debt securities set forth in this prospectus before investing.
The prospectus supplement will contain, where applicable, the following terms of and other information relating to any offered debt securities:
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classification as senior or subordinated debt securities and the specific designation;

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aggregate principal amount, purchase price and denomination, if, in the case of denomination, other than $1,000 and any integral multiple thereof;

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the currency in which the debt securities are denominated and/or in which principal and/or interest, if any, is payable;

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original issue and stated maturity date or dates;

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the interest rate or rates or the method by which the calculation agent will determine the interest rate or rates, if any;

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the interest payment dates, if any;

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the manner and place or places for payment of the principal of and any premium and/or interest on the debt securities;

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any repayment, redemption, prepayment, repurchase or sinking fund provisions, including any redemption notice provisions;

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whether we will issue the debt securities in registered form or bearer form or both and, if we are offering debt securities in bearer form, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of those debt securities in bearer form and whether such bearer securities will be issued with coupons;

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whether we will issue the debt securities in temporary form and under what terms and conditions;

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the terms on which holders of the debt securities may convert or exchange these securities into or for common or preferred stock or other securities of ours offered hereby, into or for common or preferred stock or other securities of an entity affiliated with us or debt or equity or other securities of an entity not affiliated with us, or for the cash value of our stock or any of the above securities, the terms on which conversion or exchange may occur, including whether conversion or exchange is mandatory, at the option of the holder or at our option, the period during which conversion or exchange may occur, the initial conversion or exchange price or rate and the circumstances or manner in which the amount of common or preferred stock or other securities issuable upon conversion or exchange may be adjusted;

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information as to the methods for determining the amount of principal or interest payable on any date and/or the currencies, securities or baskets of securities, commodities or indices to which the amount payable on the date is linked;

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any agents for the debt securities, including trustees, depositories, authenticating or paying agents, transfer agents or registrars;

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any addition to, or modification or deletion of, any events of default or covenants contained in the applicable indenture relating to the debt securities;

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a discussion of any material U.S. federal income tax considerations applicable to the debt securities; and

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any other terms and conditions set forth therein.

We may issue the debt securities as original issue discount securities, which are securities that are offered and sold at a substantial discount to their stated principal amount, or as payment-in-kind securities which may constitute original issue discount securities for U.S. federal income tax purposes. The U.S. federal income tax considerations applicable to any such debt securities may be described in the applicable prospectus supplement.
Registration, Denominations, Exchange and Transfer of Debt Securities
Unless otherwise specified in the applicable prospectus supplement, the debt securities of any series will be issued only as registered securities, in global or certificated form and in denominations of $1,000 and any integral multiple thereof.
As described in the section entitled “Book-Entry System,” the debt securities of any series may be issued in certificated form in exchange for a global security. In the event that debt securities of such series are issued in certificated form, such debt securities may be transferred or exchanged at the offices described below. In the event debt securities of any series are issued in certificated form, payments of principal and interest will be payable, the transfer of the debt securities of such series will be registrable and debt securities of such series will be exchangeable for debt securities of other denominations of a like aggregate principal amount at the corporate trust office of the trustee in New York, New York. Interest payments on certificated debt securities of any series may be made at the option of the Company by check mailed to the address of the persons entitled thereto. See “Book-Entry System.”
Subordination of the Subordinated Debt Securities
The subordinated indenture will provide that the subordinated debt securities are subordinated and junior in right of payment to Wintrust’s obligations to the holders of senior indebtedness (as defined below) to the extent specified in the subordinated indenture. This means that in the case of any insolvency, liquidation or other certain specified events of or relating to Wintrust as a whole, whether voluntary or involuntary, all obligations to holders of senior indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the subordinated debt securities. In the event of any such proceeding, after payment in full of all sums owing with respect to senior indebtedness, the holders of the subordinated debt securities, together with the holders of any obligations of Wintrust ranking on a parity with the subordinated debt securities, shall be entitled to be paid from the remaining assets of Wintrust the amounts at the time due and owing on account of unpaid principal of and interest on the subordinated debt securities before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any obligations of Wintrust ranking junior to the subordinated debt securities.
In addition, if there shall have occurred and be continuing (a) a default in any payment with respect to any senior indebtedness or (b) an event of default with respect to any senior indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by Wintrust with respect to the principal or interest on the subordinated debt securities.
The term “senior indebtedness” means the following, whether now outstanding or subsequently created, assumed or incurred:
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all indebtedness of Wintrust for money borrowed, including any obligation of, or any obligation guaranteed by, Wintrust, for the repayment of borrowed money, whether or not evidenced by bonds, debentures, securities, notes or other written instruments;

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any deferred obligation of Wintrust for the payment of the purchase price of property or assets acquired other than in the ordinary course of business;

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all obligations, contingent or otherwise, of Wintrust in respect of any letters of credit, bankers acceptances, security purchase facilities and similar transactions;

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all capital lease obligations of Wintrust;

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all obligations of Wintrust in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar agreements;

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all obligations of the type referred to in the above five bullets of other persons for the payment of which Wintrust is responsible or liable as obligor, guarantor or otherwise;

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all obligations of the type referred to in the above six bullets of other persons secured by any lien on any property or asset of Wintrust, whether or not such obligation is assumed by Wintrust; and

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any obligations of Wintrust to its general creditors, as defined and required by the Board of Governors of the Federal Reserve System, or the Federal Reserve, under its final Basel III capital rules in 12 C.F.R. Part 217 for subordinated debt to qualify as Tier 2 capital;

provided, however, that the term “senior indebtedness” does not include:
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any securities issued under the subordinated indenture (including the subordinated debt securities);

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Wintrust’s subordinated debt securities underlying trust preferred securities issued by subsidiary trusts of Wintrust which are outstanding or which are issued by a subsidiary trust of Wintrust;

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any guarantee in respect of the trust preferred securities of a subsidiary trust of Wintrust; or

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any indebtedness or any guarantee ranking junior to, or ranking on a parity with, such securities and the issuance of which (i) has received the concurrence or approval of the Federal Reserve or its staff or (ii) does not at the time of issuance prevent such securities (or any security or unit of which such securities comprise a part) from qualifying for Tier 1 capital treatment (irrespective of any limits on the amount of Wintrust’s Tier 1 capital) under applicable capital adequacy guidelines, regulations, policies, published interpretations or any applicable concurrence or approval of the Federal Reserve or its staff.

The subordinated debt securities will rank senior to all of Wintrust’s equity securities, including its preferred stock, whether now outstanding or subsequently created.
The indentures do not limit the aggregate amount of senior indebtedness that may be issued by Wintrust.
Events of Default
Events of Default and Certain Remedies Under the Senior Indenture.   Under the senior indenture, each of the following will be an “event of default” with respect to a series of senior debt securities:
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failure to pay any interest upon the senior debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

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failure to pay the principal of any of the senior debt securities as and when it becomes due and payable;

•
failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the senior debt securities of such series or in the senior indenture with respect to the senior debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the senior debt securities of such series at the time outstanding; and

•
specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

If an event of default described in any of the first, second or third bullets above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the senior debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount (or, if the senior debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the senior debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case, the principal amount (or, if the senior debt securities of such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all senior debt securities of such series shall be and become immediately due and payable, without any notice or other action by the trustee or any holder, to the fullest extent permitted by law.
The foregoing paragraph, however, is subject to the condition that, at any time after such a declaration of acceleration or an acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the senior debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration or acceleration and its consequences, if:
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Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

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all matured installments of interest on all the senior debt securities of such series (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original issue discount securities) to the date of such payment or deposit);

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all principal on any senior debt securities of such series that has become due otherwise than by acceleration (with interest on such principal) at the rate borne by the senior debt securities of such series (or yield to maturity, in the case of original issue discount securities) to the date of such payment on deposit;

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all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the senior indenture; and

•
any and all defaults with respect to senior debt securities of such series under the senior indenture, other than the nonpayment of principal and accrued interest on senior debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.
Events of Default and Certain Remedies Under the Subordinated Indenture.   Under the subordinated indenture, each of the following will be an “event of default” with respect to a series of subordinated debt securities:
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failure to pay any interest upon the subordinated debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days;

•
failure to pay the principal of any of the subordinated debt securities as and when it becomes due and payable;

•
failure on the part of Wintrust duly to observe or perform any other of the covenants or agreements on the part of Wintrust in the subordinated debt securities of such series or in the subordinated indenture with respect to the subordinated debt securities of such series, and continuance of such failure for a period of 90 days after the date on which written notice of such failure, requiring Wintrust to remedy the same, shall have been given to Wintrust by the trustee, or to Wintrust and the trustee by the holders of at least 25% in aggregate principal amount of the subordinated debt securities of such series at the time outstanding; and

•
specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of Wintrust.

If an event of default described in the fourth bullet above occurs and is continuing, then and in each such case either the trustee or the holders of not less than 25% in aggregate initial principal amount of the subordinated debt securities of any such series then outstanding (each such series treated as a separate class), by notice in writing to Wintrust (and to the trustee if given by holders), may declare the principal amount

(or, if the subordinated debt securities of any such series are original issue discount securities, such portion of the principal amount as may be specified in the terms of such series) of all the subordinated debt securities of such series to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the holders of a majority in aggregate principal amount of the subordinated debt securities of such series then outstanding, by written notice to Wintrust and to the trustee, may waive all defaults and rescind and annul such declaration and its consequences, if:
•
Wintrust shall pay or shall deposit with the trustee a sum sufficient to pay:

•
all matured installments of interest on all the subordinated debt securities of such series that shall have become due otherwise than by acceleration (with interest on overdue installments of interest (to the extent that payment of such interest is enforceable under applicable law) at the rate borne by the subordinated debt securities of such series (or yield to maturity, in the case of original issue discount securities), to the date of such payment or deposit);

•
all sums paid or advanced by the trustee and the reasonable compensation, expenses, disbursements and advances of the trustee, its agents and counsel and any other amounts due the trustee under the subordinated indenture; and

•
any and all defaults with respect to subordinated debt securities of such series under the subordinated indenture, other than the nonpayment of principal and accrued interest on subordinated debt securities of such series that shall have become due by acceleration, shall have been cured or waived as provided below in the penultimate paragraph of this section.

No such waiver or rescission and annulment shall extend or shall affect any subsequent default or shall impair any right consequent thereon.
Unless otherwise expressly provided in the applicable prospectus supplement, there is no right of acceleration upon the occurrence of an event of default described in the first three bullets of the definition of “event of default” above.
Remedies on Events of Default Under Either Indenture.   Under either indenture, in the case of default in the payment of (i) any installment of interest upon any debt securities of any series as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the debt securities of such series as and when it becomes due and payable, then, upon demand of the trustee, Wintrust will pay to the trustee, for the benefit of the holders of the debt securities of such series, the whole amount that then shall have become due and payable on all such debt securities for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the portion of the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the debt securities of such series or yield to maturity (in the case of original issue discount securities); and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the trustee, its agent, attorneys and counsel. If Wintrust does not pay such amounts upon such demand, the trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against Wintrust or any other obligor on the debt securities of such series and collect in the manner provided by law out of the property of Wintrust or any other obligor on the debt securities of such series, wherever situated, the money adjudged or decreed to be payable.
No holder of debt securities of any series shall have any right to institute any suit, action or proceeding in equity or at law upon or under or with respect to the applicable indenture or for the appointment of a receiver or trustee, or for any other remedy under the applicable indenture, unless such holder previously shall have given to the trustee written notice of default and of the continuance thereof and unless also:
•
the holders of not less than 25% in aggregate principal amount of the debt securities of such series then outstanding shall have made written request upon the trustee to institute such action, suit or proceeding in its own name as trustee under the applicable indenture and shall have offered to the trustee such reasonable security or indemnity as the trustee may require against the costs, expenses and liabilities to be incurred in compliance with such request;
•
the trustee for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; and

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no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the outstanding debt securities;

it being understood and intended, and being expressly covenanted by each person who acquires and holds a debt security of any series with every other such person holding outstanding debt securities under the applicable indenture, that no one or more holders of outstanding debt securities under the applicable indenture shall have any right in any manner whatever by virtue of or by availing of any provision of such indenture to affect, disturb or prejudice the rights of any other holder of such debt securities, or to obtain or seek to obtain priority over or preference to any other such holder, or to enforce any right under such indenture, except in the manner provided in such indenture and for the equal, ratable and common benefit of all holders of outstanding debt securities under such indenture. Notwithstanding any other provision of the applicable indenture, however, the right of any holder of debt securities of any series to receive payment of principal and interest on any such debt securities on or after their respective due dates, or to institute suit for the enforcement of any such payment on or after such respective dates against Wintrust, shall not be impaired or affected without the consent of such holder.
Subject to certain restrictions, the holders of a majority in aggregate principal amount of the debt securities of any series affected (voting as one class) at the time outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series.
Prior to any declaration that the principal of the outstanding debt securities of any series affected is due and payable, the holders of a majority in aggregate principal amount (or, if the debt securities are original issue discount securities, such portion of the principal as is then accelerable under the applicable indenture) of the debt securities of such series at the time outstanding on behalf of the holders of all of the debt securities of such series may waive any past default or event of default under the applicable indenture and its consequences except (i) a default under a covenant or provision in such indenture that cannot be modified without the consent of each holder of a debt security of such series affected thereby or (ii) in the case of senior debt securities under the senior indenture only, in the payment of the principal of or interest on any senior debt security of such series of senior debt securities. Upon any such waiver, Wintrust, the trustee and the holders of the debt securities of such series shall be restored to their former positions and rights under the applicable indenture, respectively; but no such waiver shall extend to any subsequent or other default or event of default or impair any right consequent thereon.
Wintrust is required to file annually with the applicable trustee a statement of an officer as to the fulfillment by Wintrust of its obligations under the applicable indenture during the preceding year.
The trustee, within 90 days after the occurrence of a default with respect to debt securities of any series, shall mail to all holders of debt securities of such series notice of all such defaults known to the trustee, unless such defaults shall have been cured or waived before the giving of such notice; provided that, except in the case of default in the payment of the principal or interest on any of the debt securities, the trustee shall be protected in withholding such notice if and so long as its board of directors, the executive committee or a trust committee of directors and/or responsible officers of the trustee in good faith determines that the withholding of such notice is in the interest of the holders.
Modifications and Amendments
Wintrust and the trustee may amend or supplement the indentures or the debt securities of any series without notice to or the consent of any holder:
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to cure any ambiguity, defect or inconsistency in the indentures; provided that such amendment or supplement shall not materially and adversely affect the interests of the holders;

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to evidence the succession of another person to Wintrust and the assumption by any such successor of the covenants of Wintrust contained in the indentures and the debt securities pursuant to the obligations set forth in “— Consolidation, Merger and Sale of Assets”;

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to comply with any requirements of the SEC in connection with the qualification of the indentures under the Trust Indentures Act;

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to evidence and provide for the acceptance of appointment with respect to the debt securities of any or all series by a successor trustee and to add to or change any of the provisions of the applicable indenture as shall be necessary to provide for or facilitate the administration of the trusts under the applicable indenture by more than one trustee;

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to establish the form or forms or terms of debt securities of any series or of the coupons pertaining to such series;

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to provide for uncertificated or unregistered securities and to make all appropriate changes for such purpose;

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to add to the covenants for the benefit of the holders of the debt securities or to surrender any right or power conferred upon Wintrust in the indentures with respect to the debt securities, provided that such action shall not adversely affect the interests of the holders of the debt securities;

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to add any events of default with respect to all or any series of the debt securities;

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to delete or modify any events of default with respect to all or any series of the debt securities, the form and terms of which are being established pursuant to a supplemental indenture as permitted in the indenture (and, if any such event of default is applicable to fewer than all such series of the debt securities, specifying the series to which such event of default is applicable) and to specify the rights and remedies of the trustee and the holders of such debt securities in connection therewith;

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to secure the debt securities;

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to establish the form of any debt securities and to provide for the issuance of any series of debt securities under the indentures and to set forth the terms thereof;

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to make any change that does not materially and adversely affect the rights of any holder (except as provided in immediately following bullet); and

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in the case of the subordinated indenture, to clarify ambiguities or to meet regulatory requirements for the subordinated debt securities of any series to qualify as Tier 2 capital or other regulatory capital for bank regulatory purposes.

Without prior notice to any holders, Wintrust and the trustee may amend the indentures and the debt securities of any series with the written consent of the holders of a majority in principal amount of the outstanding debt securities of each series affected by such amendment, and the holders of a majority in principal amount of the outstanding debt securities of any series affected thereby (voting as a separate class) by written notice to the trustee may waive future compliance by Wintrust with any provision of the indentures or the debt securities of such series. However, without the consent of each holder affected thereby, an amendment or waiver may not:
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change the stated maturity of the principal of, or any sinking fund obligation or any installment of interest on, such holder’s debt security;

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reduce the principal amount thereof or the rate of interest thereon;

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reduce the above-stated percentage of outstanding debt securities the consent of whose holders is necessary to modify or amend the indentures with respect to the debt securities of the relevant series;

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reduce the percentage in principal amount of outstanding debt securities of the relevant series the consent of whose holders is required for any supplemental indenture or for any waiver of compliance with certain provisions of the indentures or certain events of default and their consequences provided for in the indentures;

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impair the right to institute suit for the enforcement of any payment on or with respect to the debt securities; or

•
modify any of the provisions of the subordinated indenture with respect to the subordination of the subordinated debt securities of any series in a manner adverse to holders, except to clarify ambiguities or to meet regulatory requirements for the subordinated debt securities of any series to qualify as Tier 2 capital or other regulatory capital for bank regulatory purposes.

It is not necessary for the consent of any holder to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof. After an amendment, supplement or waiver becomes effective, Wintrust shall give to the holders affected thereby a notice briefly describing the amendment, supplement or waiver. Wintrust will mail supplemental indentures to holders upon request. Any failure of Wintrust to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indentures or waiver.
Satisfaction, Discharge and Defeasance
Satisfaction and Discharge.   Wintrust may discharge most of its obligations under the indentures to holders of the debt securities of any series if:
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it has paid or caused to be paid the principal of and interest on all debt securities of any series outstanding as and when the same shall have become due and payable;

•
it has delivered to the trustee for cancellation all debt securities of any series authenticated; or

•
all debt securities of such series not delivered to the trustee for cancellation have become due and payable, or are by their terms to become due and payable within one year, and Wintrust has irrevocably deposited or caused to be deposited an amount of cash or U.S. government obligations with the trustee sufficient to pay at maturity all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and interest due or to become due on or prior to such date of maturity.

Defeasance and Discharge; Covenant Defeasance.   Subject to the proper exercise of its defeasance and discharge or covenant defeasance options as discussed below, Wintrust, at its option:
•
will be released from any and all obligations in respect of the debt securities of any series, which is known as “defeasance and discharge”; or

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need not comply with certain designated covenants regarding the debt securities of any series, which is known as “covenant defeasance.”

If Wintrust exercises its covenant defeasance option, the failure to comply with any defeased covenant and any default in the applicable indenture will no longer be a default thereunder.
To exercise either its defeasance and discharge or covenant defeasance option, Wintrust must:
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deposit with the trustee, in trust, cash or U.S. government obligations in an amount sufficient to pay the principal of and each installment of interest on the outstanding debt securities of such series when such payments are due; and

•
deliver an opinion of counsel or a ruling directed to the trustee received from the Internal Revenue Service, or the IRS, which, in the case of defeasance and discharge, must be based upon a change in applicable U.S. federal income tax law or a ruling or administrative pronouncement of the IRS, to the effect that the holders and beneficial owners of debt securities of such series will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such deposit or defeasance.

When there is a defeasance and discharge, the applicable indenture will no longer govern the debt securities of such series, Wintrust will no longer be liable for payment and the holders of such debt securities will be entitled only to the deposited funds. When there is a covenant defeasance, however, Wintrust will continue to be obligated for installment payments when due if the deposited funds are not sufficient to pay the holders.
The obligations under the indentures to register the transfer or exchange of debt securities, to replace mutilated, defaced, destroyed, lost or stolen debt securities, and to maintain paying agents and hold monies for payment in trust will continue even if Wintrust exercises its defeasance and discharge or covenant defeasance option.

Consolidation, Merger and Sale of Assets
The indentures provide that Wintrust may consolidate with or merge with or into, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets to, any person or entity, provided that:
•
Wintrust is the continuing person or the person (if other than Wintrust) formed by such consolidation or into which Wintrust is merged or to which properties and assets of Wintrust are sold, conveyed, transferred or leased shall be an entity organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia or any jurisdiction thereof and shall expressly assume, by a supplemental indenture, executed and delivered to the trustee, all of the obligations of Wintrust on all of the debt securities and under the applicable indenture and the performance of every other covenant of the applicable indenture on the part of Wintrust; and

•
Wintrust delivers to the trustee (A) an opinion of counsel regarding the transaction’s compliance with the relevant provisions of the applicable indenture and (B) an officers’ certificate to the effect that immediately after giving effect to such transaction, no default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing.

Upon any such consolidation or merger, or any sale, conveyance, transfer, lease or other disposition of all or substantially all of the property and assets of Wintrust, the successor person formed by such consolidation or into which Wintrust is merged or to which such sale, conveyance, transfer, lease or other disposition is made shall succeed to, and be substituted for, and may exercise every right and power of, Wintrust under the applicable indenture with the same effect as if such successor person had been named as the company in such indenture and thereafter the predecessor person, except in the case of a lease, shall be relieved of all obligations and covenants under the applicable indenture and the debt securities.
Concerning the Trustee
The applicable prospectus supplement will specify who will act as trustee under the senior indenture pursuant to which the senior debt securities will be issued. U.S. Bank Trust Company, National Association (formerly U.S. Bank National Association) will act as trustee under the subordinated indenture pursuant to which the subordinated debt securities will be issued. U.S. Bank Trust Company, National Association acts as trustee under certain of our other indentures and performs other services for us in the ordinary course of business.
Governing Law
The indentures and each debt security, and any claim, controversy or dispute arising under or related to the indentures and each debt security, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof).
Conversion or Exchange Rights
We will set forth in the applicable prospectus supplement the terms on which debt securities of any series may be convertible into or exchangeable for common stock or other securities of ours. We will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. We may include provisions pursuant to which the number of shares of common stock or other securities of ours that the holders of the debt securities of such series receive would be subject to adjustment.
Payment and Paying Agent
Unless otherwise indicated in the applicable prospectus supplement, we will make payment of the interest on registered debt securities of any series on any interest payment date to the persons in whose name the registered debt securities are registered at the close of business on the regular record date for the interest payment.
We will pay principal of and interest on the debt securities of any series at the office of the paying agents designated by us. We will give prompt written notice to the trustee of the name and address of any paying agent and any change in the name or address of any paying agent. If we fail to maintain a paying agent, the trustee shall act as such.
All funds deposited with the trustee for the payment of principal of or payment on the debt securities of any series that remain unclaimed for two years after the date upon which such principal or interest shall have become due and payable will be repaid to Wintrust upon its request. Thereafter, any right of any holder of the debt securities to such funds shall be enforceable only against Wintrust, and the trustee will have no liability therefor.
Description of Capital Stock
The following description of our capital stock does not purport to be complete and is qualified, in all respects, by reference to applicable Illinois law and our amended and restated articles of incorporation, as amended, which we refer to as our articles of incorporation, our amended and restated by-laws, as amended, which we refer to as our by-laws, our Restated Certificate of Designations of Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, which we refer to as our Series D Certificate of Designations, and our Certificate of Designations of 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, which we refer to as our Series E Certificate of Designations, each of which is incorporated by reference in the registration statement of which this prospectus is part. To find out where copies of these documents can be obtained, see “Where You Can Find More Information.”
Authorized Capital Stock
Under our articles of incorporation, we have the authority to issue 100 million shares of common stock, without par value, and 20 million shares of preferred stock, without par value (5,000,000 of which are designated as shares of our series D preferred (as defined below) and 14,000 of which are designated as shares of our series E preferred (as defined below)). We may issue shares of any series of preferred stock that we have designated or that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of the Company. Under our articles of incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series as may be permitted by the Illinois Business Corporation Act, or the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.
The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any outstanding series of our preferred stock, including the Fixed-to-Floating Rate Non-Cumulative Perpetual Preferred Stock, Series D, which we refer to as series D preferred, the 6.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series E, which we refer to as series E preferred, and any series of preferred stock that we may designate and issue in the future.
Common Stock
Common Stock Outstanding.   As of April 28, 2023, we had 61,192,818 shares of our common stock issued and outstanding. The outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. The rights, preferences and privileges of holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of our preferred stock, including the series D preferred, the series E preferred and any series of preferred stock that we may designate and issue in the future. Shares of Wintrust common stock may be certificated or uncertificated, as provided by the IBCA.
Voting Rights.   Each holder of our common stock is entitled to one vote for each share held on all matters submitted to a vote of shareholders and does not have cumulative voting rights. Accordingly,

holders of a majority of the shares of our common stock entitled to vote in any election of directors of the Company may elect all of the directors standing for election.
Dividend Rights.   The holders of our common stock are entitled to receive dividends, if and when declared payable by our board of directors from any funds legally available for the payment of dividends, subject to any preferential dividend rights of our outstanding preferred stock, including the series D preferred and the series E preferred.
Liquidation Rights.   Upon the liquidation, dissolution or winding up of the Company, the holders of our common stock are entitled to share pro rata in our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding preferred stock of the Company, including the series D preferred and the series E preferred.
Absence of Other Rights.   Under our articles of incorporation, the holders of our common stock have no preemptive, subscription, redemption or conversion rights.
Listing.   Our common stock is listed on NASDAQ under the ticker symbol “WTFC.” We intend to apply to NASDAQ to list any additional common stock offered hereby.
Series D Preferred Stock
Series D Preferred Stock Outstanding.   As of April 28, 2023, we had 5,000,000 shares of series D preferred outstanding.
Dividends.   Non-cumulative dividends on the series D preferred are payable quarterly in arrears if, when and as declared by our board of directors: (i) from the original issuance date to, but excluding, July 15, 2025, at a fixed rate of 6.50% per year and (ii) from (and including) that date (as currently specified in the Series D Certificate of Designations and subject to the below) at a floating rate equal to Three-Month CME Term SOFR (as defined in the Series D Certificate of Designations), plus a tenor spread adjustment of 0.26161%, plus a spread of 4.06% per annum, in each case on the liquidation preference of $25 per share of series D preferred. The calculation agent for the series D preferred, Wintrust Investments, LLC, may also make additional administrative conforming changes to the terms of the series D preferred under the Adjustable Interest Rate (LIBOR) Act and Part 253 of Regulation ZZ. With certain limited exceptions, if we do not pay full cash dividends on the series D preferred for the most recently completed dividend period, we may not pay dividends on, repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking junior to the series D preferred.
Redemption.   Our series D preferred may be redeemed (i) in whole or in part, from time to time, on any dividend payment date on or after July 15, 2025, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Series D Certificate of Designations), in each case at a redemption price equal to $25 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.
Conversion.   Holders of our series D preferred shall not have any rights to convert shares of our series D preferred into, or exchange shares of our series D preferred for, shares of any other class of capital stock of the Company.
Reorganization Events and Fundamental Transactions.   If the Company liquidates, dissolves or winds-up, either voluntarily or involuntarily, holders of series D preferred shall be entitled to receive a liquidating distribution of $25 per share of series D preferred, plus any declared and unpaid dividends thereon (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to shareholders of the Company, before the Company makes any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made pro rata as to our series D preferred and any other parity stock and only to the extent of the Company’s assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to our series D preferred and any other parity stock.
Voting Rights.   Holders of our series D preferred generally do not have any voting rights, except as required by law or as may be required by the rules of NASDAQ. However, we may not amend our articles of incorporation in a manner adverse to the rights of the holders of our series D preferred, issue capital stock ranking senior to the series D preferred or take certain other actions without the approval of the holders of the series D preferred. In addition, holders of series D preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on our series D preferred for six or more quarterly dividend periods, whether or not consecutive. Holders of series D preferred shall have one vote per share on any matter in which holders of series D preferred are entitled to vote.
Ranking on a Parity with Series E Preferred.   The series D preferred will rank on a parity with the series E preferred, and each other class or series of capital stock the Company may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the series D preferred as to dividend rights and rights on liquidation, dissolution or winding-up of the Company.
Listing.   Our series D preferred is listed on NASDAQ under the ticker symbol “WTFCM.” We intend to apply to NASDAQ to list any additional series D preferred offered hereby.
Series E Preferred Stock
Series E Preferred Stock Outstanding.   As of April 28, 2023, we had 11,500 shares of series E preferred outstanding, which are represented by depositary shares, each representing a 1/1,000th interest in a share of series E preferred, which we refer to as series E depositary shares.
Dividends.   Non-cumulative dividends on the series E preferred are payable quarterly in arrears if, when and as declared by our board of directors, at a fixed rate of 6.875% per annum from October 15, 2020 to, but excluding, July 15, 2025, and from (and including) that date at a floating rate equal to the Five-Year Treasury Rate (as defined in the Series E Certificate of Designations) plus 6.507%. With certain limited exceptions, if we do not pay full cash dividends on the series E preferred for the most recently completed dividend period, we may not pay dividends on, repurchase, redeem or make a liquidation payment with respect to, our common stock or other stock ranking junior to the series E preferred.
Redemption.   Our series E preferred may be redeemed (i) on and after July 15, 2025 at the Company’s option at every fifth anniversary of such date, in whole or in part, or (ii) in whole but not in part, at any time within 90 days following a Regulatory Capital Treatment Event (as defined in the Series E Certificate of Designations), in each case, at a redemption price equal to $25,000 per share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends to, but excluding, the redemption date.
Conversion.   Holders of our series E preferred shall not have any rights to convert shares of our series E preferred into, or exchange shares of our series E preferred for, shares of any other class of capital stock of the Company.
Reorganization Events and Fundamental Transactions.   If the Company liquidates, dissolves or winds-up, either voluntarily or involuntarily, holders of series E preferred shall be entitled to receive a liquidating distribution of $25,000 per share of series E preferred, plus any declared and unpaid dividends thereon (without accumulation of any undeclared dividends) to and including the date of such liquidation, out of assets legally available for distribution to shareholders of the Company, before the Company makes any distribution of assets to the holders of our common stock or any other class or series of shares of junior stock. Distributions will be made pro rata as to our series E preferred and any other parity stock and only to the extent of the Company’s assets, if any, that are available after satisfaction of all liabilities to creditors and subject to the rights of holders of any securities ranking senior to our series E preferred and any other parity stock.
Voting Rights.   Holders of our series E preferred generally do not have any voting rights, except as required by law or as may be required by the rules of NASDAQ. However, we may not amend our articles of incorporation in a manner adverse to the rights of the holders of our series E preferred, issue capital stock ranking senior to the series E preferred or take certain other actions without the approval of the holders of the series E preferred. In addition, holders of series E preferred, together with the holders of other parity securities having similar voting rights, may elect two directors if we have not paid dividends on our series E preferred for six or more quarterly dividend periods, whether or not consecutive. Holders of series E preferred shall have one vote per share on any matter in which holders of series E preferred are entitled to vote.

Ranking on a Parity with Series D Preferred.   The series E preferred will rank on a parity with the series D preferred, and each other class or series of capital stock the Company may issue in the future, the terms of which expressly provide that such class or series will rank on a parity with the series E preferred as to dividend rights and rights on liquidation, dissolution or winding-up of the Company.
Preferred Stock
Blank Check Preferred Stock.   We or any selling securityholder may offer shares of any series of preferred stock that we have designated or that we may designate and issue in the future, which may include, without limitation, shares of our preferred stock that are convertible into other securities of the Company. Under our articles of incorporation, our board of directors has the authority to issue preferred stock in one or more classes or series, and to fix for each class or series the voting powers and the distinctive designations, preferences and relative, participation, optional or other special rights and such qualifications, limitations or restrictions, as may be stated and expressed in the resolution or resolutions adopted by the board of directors providing for the issuance of such class or series as may be permitted by the IBCA, including dividend rates, conversion rights, terms of redemption and liquidation preferences and the number of shares constituting each such class or series, without any further vote or action by our shareholders.
Preferred Stock Offered Hereby.   If we offer or any selling securityholder offers preferred stock pursuant to this prospectus in the future, the applicable prospectus supplement will describe the terms of such preferred stock, to the extent not already described herein, including the following, where applicable:
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the designation of the shares and the number of shares that constitute the series;

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the dividend rate (or the method of calculating dividends), if any, on the shares of the series and the priority as to payment of dividends with respect to other classes or series of our shares of capital stock;

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whether dividends are or will be cumulative or non-cumulative and, if cumulative, the date from which dividends on the preferred stock are or will accumulate;

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the dividend periods (or the method of calculating the dividend periods);

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the voting rights of the preferred stock, if any;

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the liquidation preference and the priority as to payment of the liquidation preference with respect to other classes or series of our capital stock and any other rights of the shares of the class or series upon our liquidation or winding-up;

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whether or not the shares of the series are or will be convertible and, if so, the security into which they are convertible and the terms and conditions of conversion, including the conversion price or the manner of determining it;

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whether or not and on what terms the shares of the series are or will be subject to redemption or repurchase at our option;

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whether the preferred stock of the series will be listed on a national securities exchange or quoted on an automated quotation system;

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a discussion of any material U.S. federal income tax considerations applicable to the preferred stock; and

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the other material terms, rights and privileges and any qualifications, limitations or restrictions of the rights or privileges of the series.

The description in the prospectus supplement will not necessarily be complete, and reference will be made to the certificate of designations relating to a series of preferred stock which will be or have been filed with the SEC.
Series E Depositary Shares
Depositary Shares Outstanding.   As of April 28, 2023, we had 11,500,000 series E depositary shares outstanding.

Dividends and Other Distributions.   The depositary will distribute any cash dividends or other cash distributions received in respect of the deposited series E preferred to the record holders of series E depositary shares represented thereby in proportion to the number of series E depositary shares held by the holders. The depositary will distribute any property received by it other than cash to the record holders of series E depositary shares entitled to those distributions, unless it determines that the distribution cannot be made proportionally among those holders or that it is not feasible to make a distribution (including any requirement that we or the depositary withhold an amount on account of taxes). In that event, the depositary may, with our approval, adopt a method as it deems equitable and practicable for purposes of effecting the distribution, including selling the property (at a public or private sale) and distributing the net proceeds from the sale to the holders of the series E depositary shares in proportion to the number of series E depositary shares they hold. Record dates for the payment of dividends and other matters relating to the series E depositary shares will be the same as the corresponding record dates for the series E preferred.
Redemption.   If we redeem the series E preferred represented by the series E depositary shares, the series E depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption of the series E preferred held by the depositary. The redemption price per series E depositary share will be equal to 1/1,000th of the redemption price per share payable with respect to the series E preferred (or $25.00 per series E depositary share), plus any declared and unpaid dividends, without accumulation of any undeclared dividends. Whenever we redeem shares of series E preferred held by the depositary, the depositary will redeem, as of the same redemption date, the number of series E depositary shares representing shares of series E preferred so redeemed. In case of any redemption of less than all of the outstanding series E depositary shares, the series E depositary shares to be redeemed will be selected by the depositary pro rata or by lot. In any such case, the depositary will redeem series E depositary shares only in increments of 100 shares and any multiple thereof.
Liquidation Preference.   In the event that we liquidate, dissolve or wind-up our business and affairs, either voluntarily or involuntarily, each holder of a series E depositary share will be entitled to receive a liquidation distribution of $25.00 per series E depositary share, plus any declared and unpaid dividends, without accumulation of any undeclared dividends, before we make any distribution of assets to the holders of our common stock or any other class or series of stock ranking junior to the series E preferred as to that distribution.
Voting Rights.   When the depositary receives notice of any meeting at which the holders of the series E preferred are entitled to vote, the depositary will mail (or otherwise transmit by an authorized method) the information contained in the notice to the record holders of the series E depositary shares representing the series E preferred. Each record holder of the series E depositary shares on the record date, which will be the same date as the record date for the series E preferred, may instruct the depositary to vote the amount of the series E preferred represented by the holder’s series E depositary shares. To the extent possible, the depositary will vote the amount of the series E preferred represented by series E depositary shares in accordance with the instructions it receives. We will agree to take all reasonable actions that the depositary determines are necessary to enable the depositary to vote as instructed. If the depositary does not receive specific instructions from the holders of any series E depositary shares representing the series E preferred, it will vote all series E depositary shares held by it proportionately with instructions received.
Listing.   Our series E depositary shares are listed on NASDAQ under the ticker symbol “WTFCP.” We intend to apply to NASDAQ to list any additional series E depositary shares offered hereby.
Depositary Shares
We may elect to issue fractional shares of preferred stock rather than full shares of preferred stock. If so, we will issue “depositary receipts” for these “depositary shares.” Each depositary share will represent a fraction of a share of a particular series of preferred stock. If we issue depositary shares pursuant to these projections in the future, the applicable prospectus supplement will describe the terms of the depository shares and the underlying preferred stock to which the depositary shares relate.
The description in the prospectus supplement will not necessarily be complete, and reference will be made to the deposit agreement relating to the depositary shares which will be filed with the SEC.

Exchange Agent and Registrar
American Stock Transfer & Trust Company, LLC is the exchange agent and registrar for our common stock. Unless the applicable prospectus supplement specifies otherwise, the exchange agent and registrar for each series of preferred stock will be American Stock Transfer & Trust Company, LLC.
Certain Provisions of Our Articles of Incorporation, Our By-Laws, Illinois Law and Certain Applicable Banking Regulations That May Have an Anti-Takeover Effect
Certain provisions of our articles of incorporation, our by-laws, Illinois law and certain applicable banking regulations may have the effect of impeding the acquisition of control of the Company by means of a tender offer, a proxy fight, open-market purchases or otherwise in a transaction not approved by our board of directors.
These provisions may have the effect of discouraging a future takeover attempt that is not approved by our board of directors but which our individual shareholders may deem to be in their best interests or in which our shareholders may receive a substantial premium for their shares over then-current market prices. As a result, shareholders who might desire to participate in such a transaction may not have an opportunity to do so. Such provisions will also render the removal of our current board of directors or management more difficult.
These provisions of our articles of incorporation and our by-laws include the following:
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our board of directors may issue additional authorized shares of our capital stock to deter future attempts to gain control of the Company, including the authority to determine the terms of any one or more series of preferred stock, such as voting rights, conversion rates and liquidation preferences. As a result of the ability to fix voting rights for a series of preferred stock, our board has the power, to the extent consistent with its fiduciary duty, to issue a series of preferred stock to persons friendly to management in order to attempt to block a merger or other transaction by which a third party seeks control, and thereby assist the incumbent board of directors and management to retain their respective positions;

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our articles of incorporation do not provide for cumulative voting for any purpose, and our articles of incorporation and by-laws also provide that any action required or permitted to be taken by shareholders may be taken only at an annual or special meeting and prohibit shareholder action by written consent in lieu of a meeting; and

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our articles of incorporation expressly elect to be governed by the provisions of Section 7.85 of the IBCA, which prohibits a publicly held Illinois corporation from engaging in a business combination unless, in addition to any affirmative vote required by law or the articles of incorporation of the company, the proposed business combination:

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receives the affirmative vote of the holders of at least 80% of the combined voting power of the then outstanding shares of all classes and series of the corporation entitled to vote generally in the election of directors voting together as a single class (the voting shares), and the affirmative vote of a majority of the voting shares held by disinterested shareholders;

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is approved by at least two-thirds of the disinterested directors; or

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provides for consideration offered to shareholders that meets certain fair price standards and satisfies certain procedural requirements.

Such fair price standards require that the fair market value per share of the consideration offered be equal to or greater than the higher of:
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the highest per share price paid by the interested shareholder during the two-year period immediately prior to the first public announcement of the proposed business combination or in the transaction by which the interested shareholder became an interested shareholder; and

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the fair market value per share of common stock on the first trading date after the first public announcement of the proposed business combination or on the first trading date after the date of the first public announcement that the interested shareholder has become an interested shareholder.

For purposes of Section 7.85 of the IBCA, a disinterested director means any member of the board of directors of the corporation who:
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is neither the interested shareholder nor an affiliate or associate of the interested shareholder;

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was a member of the board of directors prior to the time that the interested shareholder became an interested shareholder or was a director of the corporation before January 1, 1997, or was recommended to succeed a disinterested director by a majority of the disinterested directors then in office; and

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was not nominated for election as a director by the interested shareholder or any affiliate or associate of the interested shareholder.

The amendment of our articles of incorporation must be approved by a majority vote of the board of directors and also by a two-thirds vote of the outstanding shares of our common stock; provided, however, that an affirmative vote of at least 85% of the outstanding voting stock entitled to vote is required to amend or repeal certain provisions of the articles of incorporation, including provisions (a) prohibiting cumulative voting rights, (b) relating to certain business combinations, (c) limiting the shareholders’ ability to act by written consent, (d) regarding the minimum number of directors, (e) regarding indemnification of directors and officers by the Company and limitation of liability for directors and (f) regarding amendment of the foregoing supermajority provisions of our articles of incorporation. Our by-laws provide that the power to make, alter, amend, or repeal the by-laws shall be vested in the shareholders or the board of directors by a resolution adopted by a majority of the board of directors.
The provisions described above are intended to reduce our vulnerability to takeover attempts and certain other transactions that have not been negotiated with and approved by members of our board of directors.
The ability of a third party to acquire equity securities or control of the Company is also limited under applicable banking regulations. The Bank Holding Company Act requires any “bank holding company” (as defined in such act) to obtain the approval of the Federal Reserve prior to acquiring more than 5% of our outstanding common stock or another class of our voting securities. Any person other than a bank holding company is required to obtain prior approval of the Federal Reserve to acquire 10% or more of our outstanding common stock or another class of our voting securities under the Change in Bank Control Act. Any holder of 25% or more of our outstanding common stock or another class of our voting securities, other than an individual, is subject to regulation as a “bank holding company” under the Bank Holding Company Act. For purposes of calculating ownership thresholds under these banking regulations, bank regulators would generally take the position that the maximum number of shares of our common stock or another class of our voting securities (as applicable) that a holder is entitled to receive pursuant to securities convertible into or settled in our common stock or another class of our voting securities, including pursuant to any warrants to purchase our common stock or another class of our voting securities held by such holder, must be taken into account in calculating a shareholder’s aggregate holdings of our outstanding common stock or another class of our voting securities.
Description of Stock Purchase Contracts and Stock Purchase Units
We may issue stock purchase contracts pursuant to which holders will purchase from us a number of shares of common stock at a future date, which we refer to as stock purchase contracts. The price per share of common stock and number of shares of common stock may be fixed at the time the stock purchase contracts are issued or may be determined by reference to a specific formula set forth in the stock purchase contracts. The stock purchase contracts may be issued separately or as a part of units consisting of a stock purchase contract and securities of the Company or of third parties, including U.S. Treasury securities, securing the holders’ obligations to purchase the common stock under the stock purchase contracts, which we refer to as stock purchase units. Material U.S. federal income tax considerations applicable to the stock purchase units and the stock purchase contracts will also be discussed in the applicable prospectus supplement.
The stock purchase contracts may require holders to secure their obligations thereunder in a specified manner and, in certain circumstances, we may deliver newly issued prepaid stock purchase contracts upon release to a holder of any collateral securing such holder’s obligations under the original stock purchase contract. The stock purchase contracts also may require us to make periodic payments to the holders of the stock purchase units or vice-versa, and such payments may be unsecured or prefunded on some basis.
The applicable prospectus supplement will describe the terms of any stock purchase contracts or stock purchase units, and, if applicable, prepaid stock purchase contracts. The description in the prospectus supplement will not necessarily be complete, and reference will be made to the stock purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the stock purchase contracts or stock purchase units.
Description of Warrants
We may issue warrants to purchase debt securities, common stock or preferred stock of the Company. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from those securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the applicable prospectus supplement. We use the term “warrant agreement” to refer to any of these warrant agreements. We use the term “warrant agent” to refer to the warrant agent under any of these warrant agreements.
We will describe in the applicable prospectus supplement relating to any warrants we are offering the specific terms relating to the offering, which terms may include some or all of the following:
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the title of the warrants;

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the offering price and aggregate number of warrants offered;

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the designation, number and terms of the debt securities, common stock or preferred stock that can be purchased if a holder exercises the warrant and procedures by which those numbers may be adjusted;

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the exercise price of the warrants;

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the terms of any rights to redeem or call the warrants;

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the dates or periods during which the warrants are exercisable;

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the designation and terms of any securities with which the warrants are issued;

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if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable;

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if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated;

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any minimum or maximum amount of warrants that may be exercised at any one time;

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any terms relating to the modification of the warrants; and

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any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants.

The description in the applicable prospectus supplement will not necessarily be complete, and reference will be made to the warrant agreements which will be filed with the SEC.

BOOK-ENTRY SYSTEM
Unless we indicate otherwise in the applicable prospectus supplement, The Depository Trust Company, which we refer to as DTC, New York, New York, will act as securities depository for the securities offered hereunder (the Offered Securities). The Offered Securities will be issued as fully-registered securities registered in the name of Cede & Co. (DTC’s partnership nominee) or such other name as may be requested by an authorized representative of DTC. One fully-registered Offered Security certificate will be issued for each issue of the Offered Securities, each in the aggregate principal amount of such issue, and will be deposited with DTC. If, however, the aggregate principal amount of any issue exceeds $500 million, one certificate will be issued with respect to each $500 million of principal amount, and an additional certificate will be issued with respect to any remaining principal amount of such issue.
DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds and provides asset servicing for over 3.5 million issues of U.S. and non-U.S. equity issues, corporate and municipal debt issues, and money market instruments (from over 100 countries) that DTC’s participants, which we refer to as Direct Participants, deposit with DTC. DTC also facilitates the post-trade settlement among Direct Participants of sales and other securities transactions in deposited securities, through electronic computerized book-entry transfers and pledges between Direct Participants’ accounts. This eliminates the need for physical movement of securities certificates. Direct Participants include both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, clearing corporations, and certain other organizations. DTC is a wholly-owned subsidiary of The Depository Trust & Clearing Corporation, which we refer to as DTCC. DTCC is the holding company for DTC, National Securities Clearing Corporation and Fixed Income Clearing Corporation, all of which are registered clearing agencies. DTCC is owned by the users of its regulated subsidiaries. Access to the DTC system is also available to others such as both U.S. and non-U.S. securities brokers and dealers, banks, trust companies, and clearing corporations that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly, which we refer to as Indirect Participants. DTC has a Standard & Poor’s rating of AA+. The DTC rules applicable to its Direct Participants and Indirect Participants are on file with the SEC. More information about DTC can be found at www.dtcc.com.
Purchases of Offered Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Offered Securities on DTC’s records. The ownership interest of each actual purchaser of each Offered Security, which we refer to as the Beneficial Owner, is in turn to be recorded on the Direct and Indirect Participants’ records. Beneficial Owners will not receive written confirmation from DTC of their purchase. Beneficial Owners are, however, expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct Participants or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Offered Securities are to be accomplished by entries made on the books of Direct Participants and Indirect Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Offered Securities, except in the event that use of the book-entry system for the Offered Securities is discontinued.
To facilitate subsequent transfers, all Offered Securities deposited by Direct Participants with DTC are registered in the name of DTC’s partnership nominee, Cede & Co., or such other name as may be requested by an authorized representative of DTC. The deposit of Offered Securities with DTC and their registration in the name of Cede & Co. or such other DTC nominee do not affect any change in beneficial ownership. DTC has no knowledge of the actual Beneficial Owners of the Offered Securities; DTC’s records reflect only the identity of the Direct Participants to whose accounts such Offered Securities are credited, which may or may not be the Beneficial Owners. The Direct Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.
Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Beneficial Owners of Offered Securities may wish to take certain steps to augment the transmission to them of notices of significant events with respect to the Offered Securities, such as redemptions, tenders, defaults, and proposed amendments to the Offered Security documents. For example, Beneficial Owners of Offered Securities may wish to ascertain that the nominee holding the Offered Securities for their benefit has agreed to obtain and transmit notices to Beneficial Owners. In the alternative, Beneficial Owners may wish to provide their names and addresses to the registrar and request that copies of notices be provided directly to them.
Redemption notices shall be sent to DTC. If less than all of the Offered Securities within an issue are being redeemed, DTC’s practice is to determine by lot the amount of the interest of each Direct Participant in such issue to be redeemed.
Neither DTC nor Cede & Co. (nor any other DTC nominee) will consent or vote with respect to Offered Securities unless authorized by a Direct Participant in accordance with DTC’s Money Market Instrument Procedures. Under its usual procedures, DTC mails an Omnibus Proxy to the applicable Registrant as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.’s consenting or voting rights to those Direct Participants to whose accounts Offered Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).
Redemption proceeds, distributions and dividend payments on the Offered Securities will be made to Cede & Co., or such other nominee as may be requested by an authorized representative of DTC. DTC’s practice is to credit Direct Participants’ accounts upon DTC’s receipt of funds and corresponding detail information from the applicable Registrant or the agent, on payable date in accordance with their respective holdings shown on DTC’s records. Payments by participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of such participant and not of DTC, the agent or the applicable Registrant, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of redemption proceeds, distributions and dividend payments to Cede & Co. (or such other nominee as may be requested by an authorized representative of DTC) is the responsibility of the applicable Registrant or the agent, disbursement of such payments to Direct Participants will be the responsibility of DTC, and disbursement of such payments to the Beneficial Owners will be the responsibility of Direct Participants and Indirect Participants.
In the event of an offer to purchase outstanding Offered Securities, a Beneficial Owner shall give notice to elect to have its Offered Securities purchased or tendered, through its participant, to the tender or remarketing agent, and shall effect delivery of such Offered Securities by causing the Direct Participant to transfer such participant’s interest in the Offered Securities, on DTC’s records, to the tender or remarketing agent. The requirement for physical delivery of Offered Securities in connection with an optional tender or a mandatory purchase will be deemed satisfied when the ownership rights in the Offered Securities are transferred by Direct Participants on DTC’s records and followed by a book-entry credit of tendered Offered Securities to the tender or remarketing agent’s DTC account. Holders of our outstanding preferred stock or subordinated notes should not expect the Company to redeem or repurchase such instruments prior to their maturity.
DTC may discontinue providing its services as depository with respect to the Offered Securities at any time by giving reasonable notice to the applicable Registrant or the agent. Under such circumstances, in the event that a successor depository is not obtained, Offered Security certificates are required to be printed and delivered.
The applicable Registrant may decide to discontinue use of the system of book-entry-only transfers through DTC (or a successor securities depository). In that event, Offered Security certificates will be printed and delivered to DTC.
The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that each Registrant believes to be reliable, but no Registrant takes any responsibility for the accuracy thereof.

PLAN OF DISTRIBUTION
We and any selling securityholder may sell the securities covered by this prospectus inside and outside the United States from time to time (a) through underwriters or dealers, (b) directly to one or more purchasers, including our affiliates, (c) through agents or (d) through a combination of any of these methods.
Selling securityholders will act independently of us in making decisions with respect to the timing, manner and size of each sale of securities. In addition to selling securities under this prospectus, selling securityholders may transfer their securities in other ways not involving market makers or established trading markets, including directly by gift, distribution or other transfer. Moreover, selling securityholders may decide not to sell any securities offered hereby.
The terms of the offering of securities with respect to which this prospectus is being delivered will be set forth in the applicable prospectus supplement, if required, pursuant to Rule 424(b) under the Securities Act. Such supplement may describe, among other things:
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the type and terms of the securities being offered;

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the names of any selling securityholders, if applicable;

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the names of any underwriters, dealers or agents and the number of securities underwritten or purchased by each;

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the purchase price of the securities;

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the proceeds we will receive from the sale of the securities;

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the names of the securities exchanges, if any, on which the securities are listed;

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any over-allotment options under which underwriters may purchase additional securities from us;

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any underwriting discounts, commissions, agency fees and other items constituting compensation to underwriters or agents;

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any initial public offering price;

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any discounts or concessions allowed or reallowed or paid to dealers; and

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any commissions paid to agents and any delayed delivery arrangements.

Any securities covered by this prospectus which qualify for sale pursuant to Rule 144 or Rule 144A promulgated under the Securities Act may be sold under Rule 144 or Rule 144A in certain instances, rather than pursuant to this prospectus. In addition, we and any selling securityholder may transfer the securities by other means not described in this prospectus.
General
Underwriters, dealers, agents and remarketing firms that participate in the distribution of the offered securities may be deemed to be “underwriters” within the meaning of the Securities Act. Any discounts or commissions they receive from us or selling securityholders and any profits they receive on the sale or resale of the offered securities may be considered by the SEC to be underwriting discounts and commissions under the Securities Act. We will identify any underwriters, agents or dealers and describe their commissions, fees or discounts in the applicable prospectus supplement.
This prospectus, together with any applicable prospectus supplement, may also be used by our affiliates in connection with offers and sales of the securities in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Such affiliates may act as principals or agents in such transactions. None of our affiliates have any obligation to make a market in the securities, and each may discontinue any market-making activities at any time, without notice, at its sole discretion.
Sale Through Underwriters or Dealers
If we use or a selling securityholder uses underwriters in a sale of securities, such underwriters will acquire the offered securities for their own account and may resell the securities from time to time in one or more transactions, including negotiated transactions. These sales will be made at a fixed public offering price or at varying prices determined at the time of the sale.
We or any selling securityholder may offer the securities to the public through an underwriting syndicate, represented by managing underwriters, or through one or more underwriters acting alone. Unless the applicable prospectus supplement states otherwise, the obligations of the underwriters to purchase the offered securities will be subject to certain conditions precedent, and the underwriters will be obligated to purchase all of the securities of the series offered if any of the securities are purchased, unless the applicable prospectus supplement states otherwise. Any initial public offering price and any discounts or concessions allowed, re-allowed or paid to dealers may be changed from time to time.
If we use or a selling securityholder uses dealers in a sale of securities, we or such selling securityholder will sell the securities to them as principals, and they may then resell those securities to the public from time to time in one or more transactions at varying prices determined by the dealers at the time of resale. We will include in the applicable prospectus supplement the names of the dealers and the terms of the transaction.
Direct Sales and Sales Through Agents and Others
We or any selling securityholder may choose to sell the offered securities directly. In this case, no underwriters or agents would be involved. We or any selling securityholder may also sell the securities through agents designated from time to time. We will name any agent involved in the offer or sale of the offered securities and describe any commissions payable by us or any selling securityholder to the agent in the applicable prospectus supplement. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its best efforts to solicit purchases for the period of its appointment.
We or any selling securityholder may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in the applicable prospectus supplement.
Delayed Delivery Contracts
If we so indicate in the applicable prospectus supplement, we or any selling securityholder may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or such selling securityholder at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the applicable prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.
Indemnification
We or a selling securityholder may have agreements with agents, underwriters, dealers and remarketing firms and each of their respective affiliates to indemnify them against certain civil liabilities, including liabilities under the Securities Act or to contribute with respect to payments which the underwriters, dealers, agents or remarketing firms may be required to make. Agents, underwriters, dealers and remarketing firms, and their affiliates, may engage in transactions with, or perform services for, us in the ordinary course of business. This includes commercial banking and investment banking transactions.
Market Making, Stabilization and Other Transactions
Unless the applicable prospectus supplement states otherwise, each series of offered securities, other than shares of our common stock that are listed on NASDAQ, will be a new issue and will have no established trading market. We may elect to list any of the securities of on one or more exchanges, but unless otherwise specified in the applicable prospectus supplement, we shall not be obligated to do so. Any underwriters that are used in the sale of offered securities may make a market in such securities, but may discontinue such market making at any time without notice. Therefore, we cannot assure you that the securities will have a liquid trading market.
In connection with the distribution of the securities offered under this prospectus, we may enter into swap or other hedging transactions with, or arranged by, underwriters or agents and their affiliates.

Any underwriter may engage in over-allotment, stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act.
Over-allotment involves sales in excess of the offering size, which create a short position. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit the underwriters to reclaim a selling concession from a syndicate member when the securities originally sold by the syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. These over-allotments, stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the securities to be higher than it would be in the absence of the transactions. The underwriters may, if they commence these transactions, discontinue them at any time.
LEGAL MATTERS
The validity of the debt securities, common stock, warrants, preferred stock, depositary shares, stock purchase contracts and stock purchase units will be passed upon for Wintrust by Sidley Austin LLP, Chicago, Illinois.
EXPERTS
The consolidated financial statements of Wintrust Financial Corporation appearing in Wintrust Financial Corporation’s Annual Report (Form 10-K) for the year ended December 31, 2022, and the effectiveness of Wintrust Financial Corporation’s internal control over financial reporting as of December 31, 2022, have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Wintrust Financial Corporation
17,000,000 Depositary Shares, Each Representing a 1/1,000th Interest in a Share of 7.875% Fixed-Rate Reset Non-Cumulative Perpetual Preferred Stock, Series F

PROSPECTUS SUPPLEMENT
May 8, 2025

Sole Book-Running Manager
RBC Capital Markets
Co-Managers
Keefe, Bruyette & Woods A Stifel Company	Piper Sandler	US Bancorp